UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Virage Logic Corporation

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VIRAGE LOGIC CORPORATION

47100 Bayside Parkway

Fremont, California 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 21, 2010

To the Stockholders of Virage Logic Corporation:

The 2010 Annual Meeting of Stockholders of Virage Logic Corporation, a Delaware corporation, will be held on April 21, 2010, at 11:00 a.m. Pacific Time, at Virage Logic Corporation’s principal executive offices located at 47100 Bayside Parkway, Fremont, California 94538, for the purpose of considering and voting upon the following matters:

1.	To elect two Class I directors to hold office until the 2013 annual meeting of stockholders, or until their successors are duly elected and qualified.

2.	To ratify the appointment of Burr, Pilger & Mayer LLP, as independent auditor of Virage Logic Corporation for the fiscal year ending September 30, 2010.

3.	To approve the amendment and restatement of the Virage Logic Corporation 2002 Equity Incentive Plan, or the 2002 Plan, to (i) increase the number of shares of common stock issuable under the 2002 Plan by 1,350,000 shares; (ii) incorporate amendments approved by our Board of Directors since the last amendment and restatement of the 2002 Plan approved by the stockholders in March 2006; and (iii) make conforming changes.

4.	To transact such other business as may properly come before the meeting, including any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 22, 2010 will be entitled to notice of, and to vote at, this annual meeting of stockholders and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting of stockholders in person. However, to assure your representation at the annual meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the proxy card, (2) by telephone by calling the toll-free number as instructed on the proxy card or (3) by mail by completing, signing, dating and returning the proxy card in accordance with its instructions. If you vote in advance of the annual meeting using the Internet, telephone or proxy card, you may still vote in person if you attend the annual meeting of stockholders.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Alexander Shubat ____________________________________
Alexander Shubat President and Chief Executive Officer

Fremont, California

March 9, 2010

VIRAGE LOGIC CORPORATION

47100 Bayside Parkway

Fremont, California 94538

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 21, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

Your proxy is solicited on behalf of the Board of Directors of Virage Logic Corporation, a Delaware corporation, which is referred to in this proxy statement as we, us or the Company, for use at the annual meeting of stockholders to be held on April 21, 2010, at 11:00 a.m. Pacific Time, at the Company’s principal executive offices located at 47100 Bayside Parkway, Fremont, California 94538, and at any adjournment or postponement thereof.

You have previously received a Notice of Internet Availability of Proxy Materials from either our transfer agent or from your bank, broker or other nominee, as applicable. The Notice of Internet Availability of Proxy Materials, this proxy statement and our annual report on Form 10-K for the fiscal year ended September 30, 2009 will be available on or about March 9, 2010 at https://materials.proxyvote.com/92763R for registered and beneficial stockholders. Additionally, a proxy card will be mailed to all registered stockholders and requests for voting instructions will be mailed to all beneficial stockholders entitled to vote at the annual meeting on or about March 9, 2010. The annual report on Form 10-K for the fiscal year ended September 30, 2009 available on these websites includes our financial statements and a financial statement schedule, but excludes exhibits. Our annual report on Form 10-K, and the exhibits thereto, as well as our other filings with the SEC may be accessed, free of charge, at http://www.sec.gov, as soon as practicable after filing.

Voting Rights and Outstanding Shares

Only holders of record of our common stock, $0.001 par value per share, at the close of business on February 22, 2010, which is referred to in this proxy statement as the record date, will be entitled to notice of and to vote at the annual meeting. As of the record date, there were 25,709,031 shares of our common stock outstanding and entitled to vote. Each holder of record of our common stock outstanding on the record date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting. Stockholders have no cumulative voting rights or rights of appraisal in connection with the matters to be addressed at our annual meeting.

Matters To Be Presented

The following proposals will be presented for stockholder vote at the annual meeting:

1.	To elect two Class I directors to hold office until the 2013 annual meeting of stockholders, or until their successors are duly elected and qualified.

2.	To ratify the appointment of Burr, Pilger & Mayer LLP, as independent auditor of Virage Logic Corporation for the fiscal year ending September 30, 2010.

3.	To approve the amendment and restatement of the Virage Logic Corporation 2002 Equity Incentive Plan, or the 2002 Plan, to (i) increase the number of shares of common stock issuable under the 2002 Plan by 1,350,000 shares; (ii) incorporate amendments approved by our Board of Directors since the last amendment and restatement of the 2002 Plan approved by the stockholders in March 2006; and (iii) make conforming changes.

We are not aware of any business, other than that described in this proxy statement, to be presented for stockholder vote at the annual meeting. If any other matters are properly presented at the annual meeting for consideration, the persons named as proxies in the proxy card will vote on such matters in accordance with their best judgment for stockholders that have properly signed and returned their proxy cards. The requirements for properly submitting matters for presentation at the annual meeting were described in our proxy statement for last year’s annual meeting, similar to those described under the heading “Stockholder Proposals for 2011 Annual Meeting” below. The chairman of the annual meeting may determine what matters are properly submitted for presentation at the annual meeting.

Votes Required

A plurality of the votes duly cast at the annual meeting is required for the election of the director nominees. The two Class I director nominees receiving the highest number of votes cast by the holders of our common stock entitled to vote at the annual meeting will be elected.

The approval of the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditor for the fiscal year ending September 30, 2010, and the amendment and restatement of the 2002 Plan, each require the affirmative vote of a majority of votes cast by the holders of our common stock entitled to vote at the annual meeting.

Quorum, Abstention, Broker Non-Votes

The required quorum for the transaction of business at the annual meeting is a majority of the outstanding shares of common stock as of the record date. Shares of common stock entitled to vote and be represented at the annual meeting by proxy or in person will be tabulated by the inspector of elections.

A stockholder may cast his or her vote in favor of electing one or more of the nominees for director or to withhold authority to vote for one or more of the nominees. A stockholder may cast his or her vote for or against, or may abstain from voting his or her shares on the appointment of the Company’s independent auditor and the amendment and restatement of the 2002 Plan.

We treat shares that are voted “WITHHOLD ALL” with respect to the election of directors or shares that are voted “ABSTAIN” with respect to the appointment of the Company’s independent auditor or the amendment and restatement of the 2002 Plan as being present for the purposes of determining the presence of a quorum.

Accordingly, an “ABSTAIN” vote is the same as voting against the appointment of the Company’s independent auditor, and the amendment and restatement of the 2002 Plan, as applicable, but a “WITHHOLD” vote has no effect on the election of directors who are elected by the highest number of votes cast.

Broker non-votes are not counted for or against any proposal, however, so long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted towards establishing a quorum.

Broker non-votes include shares for which a bank, broker or other nominee has not received voting instructions from the beneficial owner and for which the broker, bank or other nominee does not have discretionary power to vote on a particular matter. Under the rules that govern brokers, banks or other nominees who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers, banks or other nominees who do not receive voting instructions from their clients have the discretion to vote shares on routine matters but have no discretion to vote such shares on non-routine matters. The ratification of independent auditors is a routine matter.

Methods of Voting; Changing Votes

Stockholders may vote shares using any of the following methods:

Voting by Proxy Cards. A registered stockholder may vote shares until voting is completed at the annual meeting by returning a duly completed and executed proxy card to Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted FOR the Class I director nominees to our Board of Directors listed on the proxy card, FOR the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditor for the fiscal year ending September 30, 2010, and FOR the amendment and restatement of the 2002 Plan.

Voting by Telephone or Internet. A registered stockholder may vote shares until 11:59 p.m. Pacific Time on April 20, 2010 by calling the toll-free number indicated on the proxy card and following the recorded instructions or by accessing the website indicated on the proxy card and following the instructions provided. When a stockholder votes by telephone or Internet, his or her vote is recorded immediately.

Voting by Attending the Annual Meeting. A stockholder may vote shares in person at the annual meeting. A stockholder planning to attend the annual meeting should bring proof of identification. If a stockholder attends the annual meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting. Further, if the shares are held of record by a broker, bank or other nominee and a stockholder wishes to vote at the annual meeting, he or she must obtain a proxy issued in his or her name from the record holder in accordance with the materials and instructions for voting provided by his or her broker, bank or other nominee.

Voting by “Street Name” Stockholders. If stockholders hold shares in “street name,” which means shares are held in the name of a broker, bank or other nominee, then those stockholders may vote in accordance with the materials and instructions for voting the shares provided by their broker, bank or other nominee. If “street name” stockholders wish to vote shares at the annual meeting, then they must obtain proxies from their broker, bank or other nominee in order to vote their shares at the annual meeting in accordance with the materials and instructions for voting provided by his or her broker, bank or other nominee.

Changing Votes. A stockholder may change his or her vote at any time before it is voted at the annual meeting by (i) delivering a proxy revocation or another duly executed proxy bearing a later date to Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary, (ii) voting again by telephone or Internet in the manner described above or (iii) attending the annual meeting and voting in person. Attendance at the annual meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting. “Street name” stockholders who want to revoke or change their votes after returning voting instructions to their broker, bank or other nominee may do so in accordance with the materials and instructions provided by their broker, bank or other nominee or by contacting such broker, bank or other nominee to effect the revocation or change of vote.

Counting of Votes

A representative from Broadridge Services will count the votes and act as the independent inspector of the election for the annual meeting.

Expenses of Solicitation

We will pay all expenses of soliciting proxies. In addition to the mailing of this proxy statement, our officers, directors or employees may solicit proxies or votes in person, by telephone or by electronic communication. No additional expense will be paid to our officers, directors and employees for their services in soliciting proxies. Upon request, we will reimburse brokers, banks and other fiduciaries that hold shares of our common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to the beneficial owners.

CORPORATE GOVERNANCE

We and our Board of Directors are committed to responsible corporate governance to ensure that our Company is managed for the long-term benefit of our stockholders. We have established policies and practices to foster and maintain responsible corporate governance. Our corporate governance documents, including our Code of Conduct, Audit Committee Charter, Compensation Committee Charter and Nominating and Governance Committee Charter, are posted on the Investor Relations page of our website at http://www.viragelogic.com. Printed copies of these documents are also available to stockholders upon written request directed to Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary.

Code of Conduct

Our Board of Directors has adopted a written Code of Conduct to provide our employees with guidance, as well as policies and procedures to follow in conducting business in a legally and ethically appropriate manner. Our Code of Ethics, promulgated by our Board of Directors, is contained in the Code of Conduct and applies to all directors, officers and employees, including our Executive Chairman, President and Chief Executive Officer and Chief Financial Officer.

Committee Charters

We have adopted written charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees establishing practices and procedures for the committees in accordance with applicable corporate governance rules and regulations. These charters are intended to be reviewed by the committees at least annually and updated as necessary.

BOARD OF DIRECTORS

Director Independence

We require that at least a majority of our Board of Directors be independent in accordance with the NASDAQ Global Market, or NASDAQ, listing standards. Pursuant to the NASDAQ listing standards, an “independent director” is a person other than an officer or employee of a parent corporation or its subsidiaries or any other individual having a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing standards specify the criteria by which the independence of our directors should be determined.

In accordance with applicable provisions of the NASDAQ listing standards and SEC rules and regulations, our Board of Directors undertook its annual review of the independence of its directors and considered whether there were any transactions or relationships between each director, director nominee or any member of their immediate family and us that would interfere with his or her exercise of independent judgment. As a result of this most recent review, our Board of Directors determined that the following continuing directors and director nominees are independent within the meaning of the NASDAQ listing standards: Michael L. Hackworth, Cathal Phelan and Robert H. Smith.

Meetings of Our Board of Directors and Committees

During the fiscal year ended September 30, 2009, our Board of Directors held 11 meetings. Although we do not have a formal policy with regard to the attendance of members of our Board of Directors at our annual stockholder meetings, all directors are encouraged to attend. All of our directors attended the 2009 annual stockholder meeting.

The Audit Committee held 8 meetings during the fiscal year ended September 30, 2009. The Compensation Committee held 4 meetings during the fiscal year ended September 30, 2009. The Nominating and Corporate Governance Committee held no formal meetings but acted by written consent once during the fiscal year ended September 30, 2009.

Each member of our Board of Directors attended at least 75% of the aggregate number of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by the committees of which he was a member during fiscal year 2009.

Our Board of Directors and the Audit and Compensation Committees periodically hold meetings of only the independent directors or committee members without management present. Although our Nominating and Corporate Governance Committee held no formal meetings in the fiscal year ended September 30, 2009, our independent directors, who include all the members of that committee, from time to time addressed nominating and governance matters during those portions of our regular Board of Directors meetings from which management was excluded.

Committees of Our Board of Directors

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our current Board of Directors committee membership is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael L. Hackworth	Michael L. Hackworth*	Michael L. Hackworth
Cathal Phelan	Robert H. Smith	Cathal Phelan*
Robert H. Smith*		Robert H. Smith

*	Denotes the Chairman of such committee.

Audit Committee

Our Board of Directors has determined that all members of the Audit Committee are independent directors, as defined by the NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and each of them is able to read and understand fundamental financial statements. Our Board of Directors has determined that Robert H. Smith qualifies as an “audit committee financial expert” as defined by rules promulgated by the SEC.

Our Audit Committee is charged with oversight of the accounting and financial reporting processes of the Company and audits of its financial statements.

Our Audit Committee has the specific authority and responsibility under its charter to:

•	appoint, oversee, evaluate and replace our independent auditor;

•

evaluate the disclosures, reports and other data submitted by the independent auditor to the Audit Committee regarding the auditor’s independence, and oversee the independence of the independent auditor;

•	meet with management and the independent auditor to discuss the annual financial statements and the reports of the independent auditors;

•	review significant changes to our accounting principles and practices proposed by the independent auditor, the internal auditor, or management;

•	review the scope and results of internal audits;

•	evaluate the performance of the internal auditor;

•	prepare minutes of the Audit Committee meetings for our Board of Directors, and report to our Board of Directors on any significant matters arising from the Audit Committee’s work;

•

establish procedures for receipt, retention and treatment of any complaints received by us about our accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	engage independent counsel and other advisers as the Audit Committee determines necessary to carry out its responsibilities;

•	review and approve all related party transactions; and

•	prepare an annual report required by the rules of the SEC for inclusion in our proxy statement, which is included below.

Compensation Committee

Our Board of Directors has determined that all members of the Compensation Committee are independent directors, as defined by the NASDAQ listing standards.

Our Compensation Committee has the specific purpose under its charter to:

•	assist our Board of Directors in its discharge of responsibilities relating to executive and independent director compensation; and

•	oversee incentive, equity-based and other compensatory plans in which executive officers, directors and key employees of the Company or its subsidiaries participate.

Among other things, our Compensation Committee has the specific authority and responsibility under its charter to:

•

develop and periodically review compensation policies and practices applicable to executive officers, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition in terms of base salary, deferred compensation and incentive or equity-based compensation and other benefits;

•

determine the basis for and recommend for approval by the independent directors the compensation for executive officers other than the Chief Executive Officer, whose compensation is determined by the independent members of our Board of Directors as a whole;

•

supervise, administer and evaluate our incentive, equity-based and other compensatory plans in which executive officers and key employees of us and our subsidiaries participate, including approving guidelines and size of grants and awards, making grants and awards, and any modifications, cancellations, or limits thereto;

•

review and approve, subject to stockholder approval as required, the creation or amendment of any of our incentive, equity-based and other compensatory plans in which executive officers and key employees of us and our subsidiaries participate;

•

review and approve any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to any of the foregoing, applicable to executive officers;

•	review periodically the compensation and benefits offered to non-employee directors and recommend changes to our Board of Directors, as appropriate; and

•	retain or terminate any compensation consultants or other advisors to assist the Compensation Committee in evaluating compensation matters or in carrying out its responsibilities.

The Compensation Committee, and our Board of Directors upon recommendation of the Compensation Committee, makes all compensation decisions related to our named executive officers, but does receive information and recommendations from senior officers as discussed below under the caption “Compensation Discussion and Analysis — Role of Management in Compensation Process.”

The Compensation Committee also prepares an annual report required by the SEC rules and regulations for inclusion in our proxy statement, which is included below.

Nominating and Corporate Governance Committee

Our Board of Directors has determined that all members of the Nominating and Corporate Governance Committee qualify as independent directors, as defined by the NASDAQ listing standards. The Nominating and Corporate Governance Committee’s responsibilities include recommending to our Board of Directors nominees for possible election to our Board of Directors, recommending the composition of committees, and providing oversight with respect to corporate governance.

Our Nominating and Corporate Governance Committee has the specific authority and responsibility under its charter to:

•

identify and evaluate individuals qualified to serve as members of our Board of Directors, recommend to our Board of Directors all individuals to be selected by our Board of Directors as candidates for election by the stockholders, or to be elected by our Board of Directors to fill any vacancies or newly created directorships on our Board of Directors;

•	recommend to our Board of Directors the composition of board committees;

•	cause to be prepared and recommend to our Board of Directors the adoption of corporate governance guidelines and review and recommend changes from time to time;

•	cause to be prepared and recommend to our Board of Directors the adoption of appropriate codes of ethics and/or conduct and review and recommend changes from time to time;

•	determine whether non-employee members of our Board of Directors may serve as a consultant or service provider to the Company;

•	make recommendations to our Board of Directors regarding issues of management succession;

•

from time to time, conduct an evaluation of the performance of our Board of Directors, committees of our Board of Directors and individual members of our Board of Directors, and discuss the evaluation with our full Board of Directors;

•	prepare minutes of Nominating Committee meetings for our Board of Directors, and report to our Board of Directors on any significant matters arising from the Nominating Committee’s work; and

•	engage advisers as the Nominating Committee determines necessary to carry out its responsibilities.

During the fiscal year ended September 30, 2009, to the extent action on any of these matters was required or the Nominating Committee members deemed action was appropriate, such action was taken by the independent directors (which includes all members of the Nominating Committee) during the portions of our regular Board of Directors meetings attended only by the independent directors.

Director Nomination

The Nominating and Corporate Governance Committee identifies director nominees qualified to become members of our Board of Directors consistent with criteria established by our Board of Directors, reviews and recommends to our Board of Directors changes to the size and/or composition of our Board of Directors and/or committees and recommends to our Board of Directors the director nominees for election at the annual meeting of stockholders. Director nominees are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to board duties. When determining whether to recommend an individual to our Board of Directors for nomination, the Nominating and Corporate Committee may consider other factors, including:

•	whether the individual meets the NASDAQ listing standards independence requirements;

•	the individual’s past attendance to board and committee meetings and contributions to board and committee activities (if the individual is a director up for reelection); and

•

the individual’s qualifications in the context of our Board of Directors as a whole, in order to determine whether such individual would help our Board of Directors best serve the interests of the Company and our stockholders.

The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee, c/o Corporate Secretary of the Company and should include the following information: (i) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholder(s); and (iii) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in our Bylaws and under the caption “Stockholder Proposals for 2011 Annual Meeting.”

Shareholder Communications with Board of Directors

Any stockholder desiring to communicate with our Board of Directors or with any director regarding the Company may write to Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary. Such communications will be forwarded to our Board of Directors, the individual director or applicable committee of our Board of Directors as appropriate. In addition, any stockholder, employee or other person may anonymously and confidentially report complaints or concerns related to accounting, internal accounting controls or auditing to the Audit Committee by submitting such information at http://www.ethicspoint.com. Any such reports that are received will be forwarded to the Chairman of the Audit Committee and the Chairman of our Board of Directors.

Members of the Board of Directors

Our Board of Directors is currently divided into three classes of directors. Directors hold office for staggered terms of three years or until their successors are duly elected and qualified, or until the earlier of their death, resignation or removal. One of the three classes is elected each year to succeed the directors whose terms are expiring. Class I Directors will be elected at the annual meeting to serve for terms expiring at the annual meeting in the year 2013. The Class II Directors’ terms will expire in 2011. The Class III Directors’ terms will expire in 2012.

Our Board of Directors currently consists of five directors, divided into three classes. At each annual meeting, the stockholders elect the number of directors in the class whose term is expiring at that annual meeting to a three-year term. Classes I and III currently consist of two directors and Class II currently consists of one director.

The Nominating and Corporate Governance Committee has recommended, and the independent members of our Board of Directors have nominated, J. Daniel McCranie and Robert H. Smith, both of whom are currently Class I directors, for election to our Board of Directors as Class I directors for three year terms. If these individuals are elected as proposed, our Board of Directors after the annual meeting will consist of two Class I directors whose terms will expire upon the annual meeting in 2013, one Class II director whose term will expire upon the annual meeting in 2011 and two Class III directors whose terms will expire upon the annual meeting in 2012.

The names of the directors and their business experiences as of January 29, 2010 are set forth below:

Name	Age	Class of Directors	Term Expires on the Annual Meeting	Business Experience
J. Daniel McCranie	66	Class I	2010	Mr. McCranie has served as our Executive Chairman since October 2008. Previously, Mr. McCranie was our President and Chief Executive Officer from January 2007 to October 2008, our Executive Chairman from March 2006 to January 2007, and the Chairman of our Board of Directors from August 2003 to March 2006. Before joining the Company, Mr. McCranie was Vice President of Sales and Marketing for Cypress Semiconductor from September 1993 to February 2001. Mr. McCranie was Chairman, President and Chief Executive Officer of SEEQ Technology from February 1986 to September 1993. Mr. McCranie currently serves as chairman of the Board of Directors of ON Semiconductor Corporation and a member of the Board of Directors of Cypress Semiconductor Corporation and Actel Corporation. Mr. McCranie was previously Chairman of the Board of Directors of Xicor Inc. and has previously served on the Boards of California Micro Devices and ASAT Holdings Limited. Mr. McCranie holds a B.S. in Electrical Engineering from Virginia Polytechnic Institute.

Robert H. Smith	72	Class I	2010	Mr. Smith has served as a member of our Board of Directors since August 2003. Mr. Smith held a number of positions at Novellus Systems, Inc., including Executive Vice President, Finance & Administration and Chief Financial Officer from October 1996 to January 2002 and Executive Vice President of Administration from January 2002 to August 2002. Previously, Mr. Smith held a number of executive positions in operations, finance and administration with such companies as Memorex Corporation, Control Data Corporation, R.R. Donnelley & Sons Company, and Maxwell Graphics. Currently, Mr. Smith serves as a member of the Boards of Directors of Cirrus Logic, Inc., PLX Technology Inc., ON Semiconductor Corp., and Epicor Software Corp. Mr. Smith holds a B.S. in Business Administration from Oklahoma City University.

Name	Age	Class of Directors	Term Expires on the Annual Meeting	Business Experience
Cathal Phelan	46	Class II	2011	Mr. Phelan has served as a member of our Board of Directors since March 2006. Mr. Phelan has served as Chief Technical Officer of Cypress Semiconductor Corporation since September 2008. For the three years prior to joining Cypress Semiconductor Corporation, Mr. Phelan was Chief Executive Officer and President at Ubicom, Inc., a leading provider of wireless communication processors and software platforms targeted for the media over the home network market. Before joining Ubicom Inc., Mr. Phelan held various management and engineering positions over a 15-year period at Cypress Semiconductor Corporation, including five years as General Manager and Executive Vice President of the personal communications divisions where he focused on USB and wireless USB devices. Prior to his tenure at Cypress Semiconductor Corporation, Mr. Phelan worked for six years at the Philips Research Laboratories in Eindhoven, Netherlands in the Advanced Memory Design Center, focusing on innovative memory architecture and design. Mr. Phelan graduated from the Engineering School of Trinity College at the University of Dublin in Ireland. He received a B.S. in micro-electronic engineering, a B.S. in mathematics and a M.S. in micro-electronic engineering.

Michael L. Hackworth	68	Class III	2012	Mr. Hackworth has served as a member of our Board of Directors since March 2000 and as a Director of Epicor Software Corporation since November 2007. Since 1997, he has also served as Chairman of the Board of Cirrus Logic, a supplier of analog circuits and advanced mixed-signal chip solutions. He served as Cirrus Logic’s President and Chief Executive Officer from January 1985 to June 1998, and continued to serve as its Chief Executive Officer until February 1999. Mr. Hackworth holds a B.S. in Engineering from the University of Santa Clara.

Alexander Shubat	48	Class III	2012	Dr. Shubat co-founded Virage Logic and has served as President and Chief Executive Officer since October 2008 and a member of our Board of Directors since January 1996. Previously, Dr. Shubat was Chief Operating Officer from April 2008 to October 2008 and Vice President of Research and Development and Chief Technical Officer from January 1996 to April 2008. Before co-founding Virage Logic, Dr. Shubat was a Director of Engineering at Waferscale Integration from November 1985 to December 1995, where he managed various groups including design, application-specific integrated circuit and high-speed memory. Dr. Shubat

Name	Age	Class of Directors	Term Expires on the Annual Meeting	Business Experience
holds more than 20 patents and has contributed to more than 25 publications. Dr. Shubat holds a B.S. and an M.S. in Electrical Engineering from the University of Toronto, Canada, a Ph.D. in Electrical Engineering from Santa Clara University, and an executive MBA from Stanford University.

There are no family relationships among any of our directors or executive officers.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists entirely of independent directors. None of the members of the Compensation Committee is a current or former employee of the Company or was a related person in a transaction required to be disclosed under the caption “Certain Relationships and Related Party Transactions.” No interlocking relationship exists or, in the past fiscal year, has existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the annual meeting, our stockholders will vote on the election of two Class I directors to serve for a term of three years until the annual meeting of stockholders in 2013, or until their successors are elected and qualified. The Nominating and Corporate Governance Committee has unanimously recommended to our Board of Directors for nomination and our Board of Directors has unanimously nominated J. Daniel McCranie and Robert H. Smith as Class I directors for election to our Board of Directors. The nominees have indicated that they are willing and able to continue to serve as directors. If Mr. McCranie or Mr. Smith becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person(s) as designated by our Board of Directors.

Required Vote

The Class I directors will be elected by the highest number of votes cast, in person or by proxy, at the annual meeting. Brokers do not have discretion to vote on this Proposal 1 without your instruction. If you do not instruct your broker how to vote on this Proposal 1, your broker will deliver a non-vote on this Proposal 1. Broker non-votes, if any, will have no effect on the outcome of the vote on this Proposal 1. Abstentions will have the effect of a vote against the Proposal 1.

Our Board of Directors recommends a vote “for” the election of J. Daniel McCranie and Robert H. Smith as Class I directors.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

At the annual meeting, the stockholders will vote to ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditor for the fiscal year ending September 30, 2010. Representatives of Burr, Pilger & Mayer LLP are expected to be present at the annual meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The affirmative vote of a majority of shares present in person or by proxy at the annual meeting is required for approval of this proposal.

Stockholder ratification of the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of Burr, Pilger & Mayer LLP to the stockholders for ratification as a matter of good corporate practice and because the Audit Committee values stockholders’ views of our independent auditors. Notwithstanding the ratification of the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in our best interest and the best interest of our stockholders.

Required Vote

The affirmative vote of a majority of the votes duly cast is required to approve this proposal. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on this proposal.

The Audit Committee and our Board of Directors recommend a vote “for” approval of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditor for fiscal year ending September 30, 2010.

Audit and Non-Audit Fees

Burr, Pilger & Mayer LLP Fees for Fiscal 2009 and 2008

The following table sets forth fees for professional audit services rendered by Burr, Pilger & Mayer LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2009 and 2008 and fees billed for other services rendered by Burr, Pilger & Mayer LLP for each of fiscal 2009 and 2008.

Service: Type of Fee	Fiscal 2009	Fiscal 2008
Audit Fees (1)	$692,864	$652,397
Audit-Related Fees	50,625	—
Tax Fees	—	—
All Other Fees	—	—
Total	$743,489	$652,397

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Burr, Pilger & Mayer LLP in connection with statutory and regulatory filings or engagements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the Company’s independent auditor in accordance with this pre-approval, and the fees for the services performed to date. All of the fees paid to the Company’s independent auditor under the category “All Other Fees” described above were approved by the Audit Committee pursuant to this pre-approval policy.

PROPOSAL 3 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE VIRAGE LOGIC CORPORATION 2002 EQUITY INCENTIVE PLAN

At the annual meeting, our stockholders will be asked to approve an amendment and restatement of the 2002 Plan to (i) increase the number of shares of common stock issuable under the 2002 Plan by an additional 1,350,000 shares, (ii) incorporate amendments approved by our Board of Directors since the last amendment and restatement of the 2002 Plan approved by the stockholders in March 2006; and (iii) make conforming changes. The 2002 Plan, as proposed to be amended and restated, is attached hereto as Annex A.

History of the 2002 Plan and the In-Chip Plan

The 2002 Plan was adopted by our Board of Directors in December 2001 and became effective on February 8, 2002 after approval by the stockholders at the 2002 annual meeting. The 2002 Plan was amended (i) by our Board and stockholders in January 2003 to increase the number of shares of common stock authorized for issuance under the 2002 Plan by 950,000 shares, (ii) by our Board and stockholders in December 2003 to increase the number of shares of common stock authorized for issuance under the 2002 Plan by 1,050,000 shares, (iii) by our Board and stockholders in December 2004 to increase the number of shares of common stock issuable under the 2002 Plan by 1,000,000 shares, to restrict us from granting stock options at an exercise price that is lower than the fair market value, and to require the approval of our stockholders for (x) any repricing or regrant of outstanding awards with the effect of reducing the effective price of the awards, and (y) for any material amendment to the 2002 Plan, (iv) by our Board and stockholders in January 2006 to clarify provisions related to types of awards other than stock options and restricted stock awards, and (v) by our Board in March 2010 to increase the number of shares of common stock issuable under the 2002 Plan by 1,350,000 shares. Additionally, our Board of Directors amended the Plan (i) on May 28, 2008 to (x) incorporate certain clarifying amendments and to take into account the effect of the adoption of Section 409A of the Internal Revenue Code and (y) provide more detail regarding the standard terms for the various types of awards the Company may grant under the plan, and (ii) in February 2010 to explicitly require stockholder approval prior to any future equity award exchange tender offers, repricings or similar actions, regardless of whether the effective price of the awards would be decreased as a result.

As of December 31, 2009, only 1,090,725 shares of our common stock presently remain available for future grant under the 2002 Plan. In addition, as of December 31, 2009, 314,757 shares of our common stock remained available for grant under the In-Chip Systems, Inc. 2001 Incentive and Non-Statutory Stock Option Plan (as amended to date, the “In-Chip Plan”), for a total of 1,405,482 shares remaining available for grant under our equity plans.

We assumed the In-Chip Plan in connection with our acquisition of In-Chip Systems, Inc. in May 2002. Under applicable NASDAQ rules, we may grant equity awards under the In-Chip Plan to any of our employees other than those employees who were employed by Virage Logic Corporation immediately prior to our acquisition of In-Chip Systems, Inc.

Proposed Amendment to Increase Shares Available for Grant under the 2002 Plan

In March 2010, subject to stockholder approval, our Board of Directors approved an amendment and restatement of the 2002 Plan to, among other things, increase the aggregate number of shares of common stock issuable under the Plan by 1,350,000 shares to a total of 7,450,000 shares. At the same time, our Board of Directors resolved to amend the In-Chip Plan to reduce the number of shares available for grant under the In-Chip Plan by the remaining 314,757 shares and to prevent future equity awards from being granted under the In-Chip Plan, contingent and effective upon our stockholder approval of the amendment and restatement of the 2002 Plan. Because we will simultaneously:

•	increase the number of shares available for grant under the 2002 Plan by 1,350,000 shares; and

•	eliminate the 314,757 shares currently available for grant under the In-Chip Plan,

the net increase in total shares available for grant under our equity plans will be only 1,035,243 shares, rather than the full 1,350,000 share increase.

Our Board of Directors adopted the amendment and restatement of the 2002 Plan because it believes that additional shares are necessary to increase the diminished reserve of shares issuable under the 2002 Plan to allow us to:

•	attract and incentivize new employees and executives, particularly in light of the enlargement of our workforce as a result of recent strategic transactions;

•	further the goal of retaining and motivating existing personnel;

•	compensate our current and new employees in part with equity in order to conserve our cash resources as conditions in the semiconductor industry decline; and

•	better align our employees’ compensation interests with both their individual and our corporate performance.

Commitment Regarding Future Equity Grants

In order to address potential stockholder concerns regarding the number of options, stock appreciation rights or other stock awards we intend to grant in a given year, the Board of Directors commits to our stockholders that over the three fiscal years beginning with fiscal 2010 (i.e. the period beginning on October 1, 2009 and ending on September 30, 2012), we will not grant shares underlying options, stock appreciation rights or other stock awards to employees or nonemployee directors at an average annual rate greater than 5.27% of the weighted average number of shares of our common stock outstanding for accounting purposes during the applicable fiscal year. For purposes of calculating the number of shares granted in a year, any full-value awards (e.g. restricted stock units and shares of restricted stock) will count as the equivalent of 1.5 shares.

Required Vote

The affirmative vote of a majority of the votes duly cast is required to approve this proposal.

Brokers do not have discretion to vote on this Proposal 3 without your instruction. If you do not instruct your broker how to vote on this Proposal 3, your broker will deliver a non-vote on this Proposal 3. Broker non-votes, if any, will have no effect on the outcome of the vote on this Proposal 3. Abstentions will have the effect of a vote against the Proposal 3.

Our Board of Directors recommends a vote “for” the approval of the amendment and restatement of the 2002 Plan.

Summary of the 2002 Plan

The following description summarizes the material terms of the 2002 Plan. This description is merely a summary and does not purport to be complete. This summary is subject to, and is qualified in its entirety by reference to, the 2002 Plan, which is attached to this proxy statement as Annex A.

Purpose of the Plan

The purpose of the 2002 Plan is to enhance the long-term stockholders’ value by offering opportunities to eligible individuals to participate in the growth in the value of our equity.

Awards and Number of Shares

The 2002 Plan permits the granting of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock units, stock appreciation rights (including stock-settled stock appreciation rights) and cash awards, each of which is referred to as an award. Immediately prior to the Board’s approval of the amended and restated 2002 Plan attached to this proxy statement as Annex A, the maximum number of shares of our common stock issuable under the 2002 Plan was 6,100,000 shares. Subject to stockholder approval at the annual meeting of the amendment and restatement of the 2002 Plan approved by our Board, the maximum number of shares of our common stock issuable under the 2002 Plan will be increased to 7,450,000 shares.

Administration

The 2002 Plan provides that it may be administered by the Board, the Compensation Committee, or any officer or employee of the Company to whom the Board or the Compensation Committee delegates authority to administer the 2002 Plan. The 2002 Plan is currently administered by the Board, with respect to any equity awards granted to our Executive Chairman or our President and Chief Executive Officer, and otherwise the 2002 Plan is administered by the Compensation Committee. The Compensation Committee has delegated to our President and Chief Executive Officer the authority to grant awards to non-executive level employees in accordance with guidelines established by the Compensation Committee. Only our Board of Directors or the Compensation Committee may approve grants of awards to our executive officers, although an administrator may grant awards to non-executive level employees in accordance with guidelines established by our Board of Directors or the Compensation Committee.

Term

The 2002 Plan was adopted by our Board of Directors on December 5, 2001 and was effective as of February 8, 2002, the date on which the 2002 Plan was adopted by our stockholders. Our stockholders approved amendments to the 2002 Plan on February 25, 2003, February 24, 2004, March 1, 2005, March 17, 2006, and March 13, 2009, as described above.

Additionally, our Board of Directors further amended the 2002 Plan in May 2008, as described above, and amended and restated the 2002 Plan in March 2010, subject to stockholder approval.

The 2002 Plan has no set termination date, however our Board of Directors may terminate the 2002 Plan as described below. Moreover, no incentive stock option may be granted more than ten years from the date the amendment and restatement of the 2002 Plan is approved by our Board of Directors.

Eligibility

All employees, including officers, directors and consultants of our Company or any of our affiliates, including prospective employees, directors and consultants conditioned on the beginning of their service with our Company or any of our affiliates, are eligible to receive awards under the 2002 Plan. However, nonstatutory stock options and stock appreciation rights may be granted only to current or prospective employees, directors and consultants of us or any of our “subsidiary corporations” as defined in Section 424 of the Internal Revenue Code. In addition, incentive stock options may be granted only to current employees of our Company or any of our subsidiary corporations.

Terms and Conditions of Awards

Each award granted under the 2002 Plan is evidenced by a written agreement between us and the participant and is in a form and pursuant to the terms and conditions set forth by our Board of Directors, the Compensation Committee or the administrator, consistent with the terms of the 2002 Plan. Each award will be subject to the terms of the 2002 Plan and the award agreement.

Stock Options. An option is the right to purchase shares of our common stock at a specified price, or “exercise” price, regardless of the actual market price of our common stock at the time the option is exercised. The terms and conditions of an option granted pursuant to the 2002 Plan are set forth in an option agreement. The exercise price of an option is established by our Board of Directors, the Compensation Committee or the administrator and must be equal to at least the closing sale price of a share of our common stock on NASDAQ on the date of grant. No option may have an option price less than the fair market value of the shares on the date of grant.

Options may be granted for terms up to ten years. Each option will be exercisable on its grant date or in accordance with a vesting schedule related to the grant date, the date upon which the participant’s directorship, employment or consultancy begins or a different date specified in the option agreement as determined by our Board of Directors, the Compensation Committee or the administrator.

No options are assignable or otherwise transferable by the option holder except by will or by the laws of descent and distribution. However, options may be transferred and exercised in accordance with a qualified domestic relations order.

The following additional rules, among others, apply to the grant of incentive stock options under the 2002 Plan:

•

options intended to be incentive stock options that are granted to a single individual under all equity compensation plans of us and our affiliates may not become exercisable at a rate of more than $100,000 in fair market value of our common stock, as measured on the grant dates of the options, during any calendar year;

•

any incentive stock option granted to a participant who owns shares of common stock possessing more than 10% of the total combined voting power of all classes of stock of us or any of our affiliates on the date of grant may only have a term up to five years; and

•

the exercise price of an incentive stock option must be at least 110% of the closing sale price of a share of our common stock on NASDAQ on the date of grant if the participant holds at least 10% of the total combined voting power of all classes of stock of us or any of our affiliates on the date of grant.

Stock Appreciation Rights. A stock appreciation right represents the right of a participant to receive from us an amount equal to a percentage determined by our Board of Directors, which may not exceed 100%, of the difference between the closing sale price of a share of our common stock on NASDAQ on the date of grant, or “base” price, and the closing sale price of a share of our common stock on NASDAQ on the date of exercise. Depending on their terms and conditions, the stock appreciation rights may be settled by us in cash, in shares of our common stock or in any combination of the two.

In addition, a stock appreciation right agreement may specify that the amount payable upon the exercise of stock appreciation rights may not exceed a maximum amount specified by our Board of Directors on the date of grant, subject to limitations on exercise set forth in the 2002 Plan. The agreement may also specify any waiting periods before exercise and permissible exercise dates or periods, and it may condition the exercise of stock appreciation rights upon the achievement of certain objectively determinable performance conditions, provided that any such dates, periods or conditions may not last more than 10 years after the date of grant. These performance conditions may include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity and other financial objectives, objective customer satisfaction indicators and efficiency measures of our Company or an individual business unit of our Company.

Restricted Stock Awards. The award of restricted stock is an immediate issuance of shares of our common stock to the participant in consideration of the performance of services. It entitles the participant to voting, dividend and other ownership rights on those shares of our common stock, but these rights may be subjected to vesting restrictions, under which the participant will forfeit the shares back to the Company if the vesting conditions are not satisfied. The vesting conditions may be solely time-based (e.g., continue as an employee of the Company for a specified time period) or performance-based (e.g., achievement of certain goals).

The restricted stock award agreement pursuant to which a restricted stock award is granted may require that any or all dividends or other distributions paid on the shares of our common stock underlying the restricted stock awards during the period such restricted stock awards are subject to restrictions be automatically deferred and reinvested in additional restricted stock awards, which may be subject to the same restrictions as the underlying restricted stock awards. Prior to May 2008, the 2002 Plan mandated that such dividends or other restrictions be so deferred. In May 2008, the Board approved an amendment giving discretion over such deferrals to the Committee, and we are seeking stockholder approval of this change as part of this Proposal 3. Grants of restricted stock awards may be made without additional consideration or in consideration of a purchase price that is less than the fair market value of a share of our common stock on the date of grant. The Company has never awarded restricted stock under the 2002 Plan.

Restricted Stock Units. A restricted stock unit is an award under which we promise to deliver shares of our common stock or cash in the future to the participant in consideration of the performance of services, subject to the fulfillment of such conditions, which may include performance conditions, during a restriction period specified by our Board of Directors and set forth in a restricted stock unit agreement. However, this restriction period may not last more than 10 years after the date of grant. The terms and conditions of restricted stock units granted pursuant to the 2002 Plan will be set forth in a restricted stock unit agreement.

Grants of restricted stock units may be made without additional consideration or in consideration of a purchase price that is less than the fair market value of a share of our common stock on the date of grant but at least equal to the par value per share. The restricted stock unit agreement will specify the time and manner of payment of the restricted stock units that have been earned. During the restriction period applicable to restricted stock units, the participant will have no right to transfer any rights under such restricted stock units and will have no rights of ownership in the restricted stock units.

Substitute Awards. Our Board of Directors may grant substitute options, stock appreciation rights, restricted stock awards and restricted stock units in connection with the acquisition by us or any of our affiliates of equity securities of any entity, including by merger, or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by our Board of Directors, such substitute awards will have the same terms and conditions as the awards they replace, except that shares of our common stock will be subject to these substitute awards as opposed to equity securities of the granting entity and will have terms that preclude the substitute awards from qualifying as deferred compensation within the meaning of Section 409A of the Internal Revenue Code and properly reflect the substitution, as determined by our Board of Directors in its sole and absolute discretion.

Cash Awards. Our Board of Directors, the Compensation Committee or the administrator may grant cash awards, which entitle the recipient to a cash payment upon satisfaction of goals described in the award agreement. Our Board of Directors, the Compensation Committee or the administration determines the terms, conditions and restrictions of the cash awards, which will be set forth in an award agreement. No cash award may have an expiration date that is more than ten years after its grant date.

Limitations on Exercise. Our Board of Directors, the Compensation Committee or the administrator may specify in an award agreement a minimum number of shares of our common stock that may be purchased on any exercise of an option or stock appreciation right, provided that such minimum will not prevent a participant from exercising the award for the full number of shares of our common stock for which it is then exercisable.

Repricings

Under the terms of the 2002 Plan prior to the most recent amendment and restatement by our Board of Directors, options could not be repriced, replaced, regranted through cancellation or modified without stockholder approval, if the effect of the repricing, replacement, regrant or modification would be to reduce the effective exercise price of the options. The 2002 Plan now explicitly requires stockholder approval prior to any future repricings, replacement, exchange, substitution, regrant, or other reissuance, through modification, or otherwise, with respect to options, stock awards and cash awards. As reported on a Current Report on Form 8-K which we filed with the SEC on July 20, 2009, on July 16, 2009, we received a letter of reprimand from the NASDAQ Listing Qualifications Department (the “Department”) of The NASDAQ Stock Market, LLC stating that the Department had determined that we had failed to comply with the stockholder approval requirement of NASDAQ Listing Rule 5635 in connection with the option exchange tender offer we conducted from May 29, 2008 to June 27, 2008. We conducted that exchange offer without obtaining advance stockholder approval based on our belief that such approval was not required under the 2002 Plan or applicable NASDAQ rules. The Department determined that such approval was required under applicable NASDAQ rules. The Department noted in its letter of reprimand that we had sought and relied on the advice of counsel prior to proceeding with the option exchange referred to above without prior stockholder approval. The Department also noted that (i) we had not demonstrated a pattern of non-compliance with NASDAQ rules and (ii) the Department believed our failure to comply with the NASDAQ rule at issue was inadvertent. As part of our dialogue with NASDAQ on this issue, we committed to amend the 2002 Plan to explicitly require stockholder approval prior to any future option exchange tender offers, option repricings or similar actions with respect to stock awards.

Termination of Awards

After a participant has ceased to be, with or without any cause or reason, an employee, director or consultant of our Company or any of our affiliates, that participant’s options and stock appreciation rights will be exercisable to the extent they are vested on the date of termination and only during the period ending three months after the termination, but in no event after the expiration date of those options or stock appreciation rights. To the extent the participant does not exercise an option or stock appreciation right by that time, the award will automatically terminate. If the termination of a participant’s employment, directorship or consultancy with our Company or any of our affiliates is for cause, all of that participant’s awards will automatically terminate, all outstanding options and stock appreciation rights will cease to be exercisable at the time of termination and all options and stock appreciation rights exercised after the first event constituting cause may be rescinded by our Board of Directors, the Compensation Committee or the administrator.

If a participant’s employment, directorship or consultancy with us or any of our affiliates terminates due to death or disability, all options and stock appreciation rights held by that participant, to the extent exercisable at the date of such termination, may be exercised for one year after the date of such termination, but in no event after the expiration date of those options and stock appreciation rights. In the case of termination due to death, the participant’s beneficiary or the executor or administrator of the participant’s estate may exercise his or her options and stock appreciation rights. In the case of termination due to disability, the participant’s guardian or conservator, if one has been appointed, may exercise the participant’s options and stock appreciation rights.

Repurchase Rights

If an option or restricted stock award is subject to reverse vesting, we will have the right, during the three months after the participant’s employment, directorship or consultancy with us or any of our affiliates terminates, to repurchase any or all of the shares of our common stock underlying the option or restricted stock award that remain subject to reverse vesting as of the date of such termination, for a price equal to the lower of (i) the exercise price or purchase price for such shares (minus the amount of any cash dividends paid or payable respect to the shares underlying restricted stock awards for which the record date precedes the repurchase) and (ii) the fair market value of those shares as of the date of the termination. The repurchase price will be paid in cash or, if the shares were purchased in whole or in part for a promissory note, cancellation of the indebtedness under that note related to the repurchased portion of the applicable award, or a combination of the two. We may assign this right of repurchase.

Adjustments upon Certain Events

Change in Capitalization. In the event of a change in our capitalization, such as a stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off or other similar change to our capital structure (other than a fundamental transaction or change of control described below), our Board of Directors will make an appropriate adjustment to the following:

•	the number of shares of our common stock underlying any options, stock appreciation rights, restricted stock awards and restricted stock units granted under the 2002 Plan;

•	the exercise price or base price for any options or stock appreciation rights, respectively, and in the kind of shares covered by those awards;

•	the purchase price for any outstanding restricted stock awards and restricted stock units; and

•	the repurchase price of any options and restricted stock awards that remain subject to any reverse vesting conditions.

Fundamental Company Transaction, Change of Control or Divestiture. If (i) we merge with another entity in a transaction in which we are not the surviving entity or, if as a result of any other transaction or event, other securities are substituted for shares of our common stock or shares of our common stock may no longer be issued, (ii) a change of control of our Company occurs or (iii) we or any of our affiliates sells or otherwise transfers equity securities of any of our affiliates to a person or entity other than us or any of our affiliates, or leases, exchanges or transfers all or any portion of its assets to such person or entity, then our board of directors, in its sole discretion, may take one or more of the following actions:

•	arrange for the substitution of options or other compensatory awards in the form of equity securities other than shares of our common stock in exchange for outstanding awards;

•

accelerate the vesting and termination of outstanding awards, in whole or in part, so that awards that are subject to exercise may be exercised prior to the closing or completion of such transaction or event but then terminate;

•	cancel the awards in exchange for cash payments; or

•

arrange for any of our repurchase rights with respect to shares of our common stock underlying any outstanding awards to apply to the securities issued in substitution for shares of our common stock or terminate repurchase rights on those shares.

Our Board of Directors may take different actions for different awards and different holders of awards.

Transactions that our Board of Directors may deem to be a change of control are:

•

our Company or any of our affiliates is a party to a merger, consolidation, amalgamation or other transaction in which our beneficial stockholders, immediately before such transaction, beneficially own 50% or less of the total combined voting power or value of our Company immediately after such transaction;

•	any person or entity, including a group as defined under the Exchange Act, acquire securities representing 30% or more of the total combined voting power or value of our Company; or

•

as a result of or in connection with a contested election of directors, the persons who were directors of our Company immediately before the election cease to constitute a majority of our board of directors.

Dissolution. If we adopt a plan of dissolution, our Board of Directors may, in its sole discretion and in a manner consistent with section 409A, cause outstanding awards to be fully vested and exercisable before the dissolution is complete, contingent on the completion of the dissolution and may cause any of our repurchase rights on shares of our common stock underlying awards to lapse upon completion of the dissolution. To the extent not exercised before the earlier of the completion of the dissolution or their expiration date, any awards subject to exercise will terminate immediately prior to the completion of the dissolution.

Amendments and Termination

Our Board of Directors may amend, suspend or terminate the 2002 Plan at any time. Our Board of Directors may amend the 2002 Plan at any time, provided that we must obtain the approval of our stockholders for any material amendment to the 2002 Plan as necessary to comply with applicable law, NASDAQ rules or the requirements applicable to the grant of incentive stock options.

No amendment, suspension or termination of the 2002 Plan, and no modification of any award, may impair any existing contractual rights of any award holder unless that holder consents to the amendment, suspension, termination or modification. However, no such consent will be required if our Board of Directors, the Compensation Committee or the administrator determines in its sole and absolute discretion that the amendment, suspension, termination or modification:

•	is required or advisable in order for us, the 2002 Plan or the award to satisfy any applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment; or

•	in connection with any change in capitalization or fundamental company transaction, change of control or divestiture.

Registration of Shares Underlying Awards

All of the shares of our common stock issuable upon exercise or vesting of awards have been registered under the Securities Act of 1933, or the Securities Act, on a registration statement on Form S-8 filed with the SEC. Unless you are an employee who is considered our affiliate for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise or vesting of your awards free of any transfer restrictions under applicable U.S. securities laws.

U.S. Federal Income Tax Consequences

The following is a summary of certain of the U.S. federal income tax consequences of various transactions contemplated under the 2002 Plan. This discussion is based on the Internal Revenue Code, its legislative history, treasury regulations thereunder and administrative and judicial interpretations as of the date of this proxy statement, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant with respect to awards granted under the 2002 Plan, nor is it intended to be applicable in all respects to all categories of participants. In addition, this discussion does not describe any state, local or foreign tax consequences or employment tax consequences of any of the transactions under the 2002 Plan.

Virage Logic recommends consultation with a tax advisor with respect to the federal, state and local tax consequences of awards granted under the 2002 Plan, as the tax consequences are dependent on individual tax situations.

Incentive Stock Options. An option holder generally will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option, although if the option holder is subject to the alternative minimum tax, the exercise of an incentive option will be treated essentially the same as the exercise of a nonstatutory stock option for purposes of the alternative minimum tax. Except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made more than two years after the date the incentive stock option was granted and more than one year after the date the incentive stock option was exercised. The option holder will recognize a long-term capital gain or loss upon such disposition in an amount equal to the difference between the option exercise price and the amount realized upon such disposition.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the option holder will generally recognize ordinary income in the year of disposition in the amount equal to he excess (if any) of the fair market value of the option shares upon exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price. Any further gain (or loss) realized by the option holder generally will be taxed as a short-term or long-term capital gain or loss depending on how long the shares are held after exercise.

Nonstatutory Stock Options. An option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the option, the difference between the option exercise price and the fair market value of the shares subject to the option on the date of exercise will be ordinary income taxable to the option holder.

Subsequent disposition of the shares acquired upon exercise of the option will be taxed as either short-term or long-term capital gain or loss depending on how long the shares are held after exercise.

Stock Appreciation Rights. A recipient of a stock-settled stock appreciation right generally will not realize taxable income upon the grant of the stock appreciation right. When the stock appreciation right is exercised, the recipient will recognize ordinary income in an amount equal to the fair market value of the shares received upon exercise.

Subsequent disposition of the shares acquired upon exercise of a stock appreciation right will be taxed as either short-term or long-term capital gain or loss depending on how long the shares are held after exercise.

Restricted Stock Awards. A recipient of a restricted stock award will not recognize income upon the receipt of a restricted stock award unless the participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the transfer of the shares to the participant. If the recipient makes a Section 83(b) election, the recipient will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of such shares (determined without regard to the restrictions imposed) at the time of transfer over any amount paid by the participant for those shares. If the recipient makes a Section 83(b) election with respect to shares of our common stock that are subsequently forfeited, the participant will not be entitled to deduct any amount previously included in income by reason of such election.

If a recipient does not make a Section 83(b) election, the recipient will recognize ordinary income in the year or years in which the restrictions lapse, in an amount equal to the excess, if any, of the fair market value of such shares on the date the restrictions lapse or are removed over any amount paid by the participant for such shares. If a Section 83(b) election has not been made, any unrestricted dividends received with respect to our common stock subject to restrictions will be treated as additional compensation income and not as dividend income.

Restricted Stock Units. A recipient generally will not realize taxable income upon the grant of a restricted stock unit. A recipient will recognize ordinary income when unrestricted shares subject to the restricted stock units are transferred to that recipient in an amount equal to the fair market value of the shares as of the date of transfer, less any amounts paid for such shares. Subsequent disposition of the shares transferred to the recipient upon vesting in the restricted stock units will be taxed as either short-term or long-term capital gain or loss depending on how long the shares are held after transfer.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code imposes strict requirements with respect to the deferral of compensation to a future tax year, including rules governing the timing of any deferral elections and timing of payments of any deferred compensation. Failure to comply with Section 409A will subject the recipient of deferred compensation to excise taxes and potential interest penalties.

Subject to certain requirements, options, stock appreciation rights and restricted stock awards generally are not subject to Section 409A. Section 409A may, however, apply to restricted stock units. It is our intent to structure grants of restricted stock units in a manner that complies with Section 409A.

Tax Consequences to the Company. To the extent an award recipient recognizes ordinary income on an award described above, we will be entitled to a corresponding deduction provided that, among other things, the income is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Tax Withholding. At the time ordinary income is recognized, an income and employment tax (for example, FICA) withholding obligation with respect to that income is due, much like the obligation that arises when paying salary or a bonus. This ordinary income resulting from the payment of cash or transfer of shares upon exercise or vesting of awards will be reflected on the employee’s year-end Form W-2 reported to the Internal Revenue Service. The income tax withholding may be insufficient to cover the final income tax liability with respect to the shares issued. Employees are encouraged to consult with their own tax advisor to determine whether estimated tax payments should be made for the year in which the ordinary income is recognized under your restricted stock award.

Whenever shares of our common stock underlying awards are issued or become free of restrictions, we may require the participant to remit to us an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the participant or us. Methods of payment may include cash, check or wire transfer, as well as other methods of payment that may be permitted by our Board of Directors, the Compensation Committee or the administrator. We will have no obligation to issue or deliver shares until the participant has satisfied those tax withholding obligations. Our Board of Directors, the Compensation Committee or the administrator may also permit shares to be withheld to pay the required withholding. Whenever payment in satisfaction of awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The primary focus of our executive compensation program is to encourage and reward behavior that promotes sustainable growth in stockholder value through attainment of annual and long-term goals. This focus is intended to limit speculative rewards for short-term results. In the following pages, we discuss in detail our executive compensation program that applied to our Executive Chairman, President and Chief Executive Officer, Chief Financial Officer and the other most-highly compensated executive officer for fiscal 2009, which officers we refer to as our named executive officers. This discussion includes a description of the philosophy and objectives underlying our executive compensation policies and our most important executive compensation decisions, as well as our analysis of these policies and decisions. This discussion and analysis should give you context and perspective for the data we present in the compensation tables and related footnotes and narratives below, and allow you to gain a better understanding of our fiscal 2009 executive compensation program.

Exiting fiscal 2008 and entering fiscal 2009 in September 2008, our company, the semiconductor industry, and the economy in general were under tremendous stress in light of the unprecedented turmoil in the financial markets and world economies. Our management, Board and Compensation Committee (the “Committee”) were unable to predict with confidence what fiscal 2009 would hold for the company. Therefore, management recommended, and the Committee (with the consent of the Board) agreed, to freeze salaries for our executive officers and reduce other components of overall compensation to try to keep expenses in line with projected revenues in order to maximize stockholder value. In light of this decision, which the Committee believed was consistent with the approach of other companies in the semiconductor industry, the Committee did not undertake a thorough review of industry-wide compensation levels in fiscal 2009 as it had in previous years. The Committee generally had determined that the compensation of executive officers would largely remain unchanged for fiscal 2009.

Compensation Philosophy and Objectives

The Committee oversees and administers our executive compensation programs. In this role, the Committee is generally responsible for setting salaries, determining bonuses and performance objectives for performance based awards (such as stock-settled appreciation rights or RSUs), monitoring, reviewing and approving corporate and individual goals and objectives relevant to our executive compensation program for our named executive officers and our compensation program for our non-employee (or outside) directors.

The Committee has designed our executive compensation program to help us achieve the following four main objectives:

•

Attract and retain highly qualified executive officers by offering a total compensation package that is competitive with those of similarly situated executives serving at comparable companies in the semiconductor industry and executive officers of similar sized companies in Northern California. We value this objective because achieving our corporate business objectives and strategies requires us to attract and retain talented executive officers who have the skills, vision and experience to lead our company.

•

Motivate our executive officers to achieve our business objectives through the use of equity incentives based on achievement linked to our financial and business performance. In general, the Committee believes that our achievement of acceptable and expected corporate results and performance should be a prerequisite to our executives’ achievement of targeted levels of compensation, particularly with respect to discretionary payments of variable pay.

•

Pay for performance, which for us means compensating executives so that each executive’s compensation is tied both to the Company’s achievement of corporate goals (to which each executive contributes) and to the executive’s individual performance (which the executive largely controls). We believe this both promotes goal-oriented performance and rewards individual contributions to our short-term and long-term business performance.

•

Align the compensation interests of our executive officers with the long-term investment interests of our stockholders by compensating our executives with both time-based and performance-based equity awards. In general the Committee believes that equity awards and incentive compensation, in particular in connection with the significant corporate transactions undertaken in fiscal 2009, are appropriate and necessary to drive executive performance and stockholder value in light of the challenging economic conditions in the economy general and those facing our company.

Compensation Consultant and Peer Group

In connection with administering our compensation programs for fiscal 2009, the Committee again engaged Meyercord & Associates (“Meyercord”) to review and assess the competitiveness and design of our outside director compensation and our use of equity compensation as part of our executive compensation program. The Committee engaged Meyercord because of the valuable advice provided by Meyercord over the years and Meyercord’s history with the company and its compensation practices.

In fiscal 2009, the Committee did not ask Meyercord to complete a benchmarking analysis of the compensation of our executive officers although Meyercord attended meetings of the Committee and provided advice and counsel to the Committee throughout fiscal 2009. Instead, the results of the fiscal 2008 benchmarking were referred to periodically as a reference point for compensation decisions in fiscal 2009. For fiscal 2008, in addition to attending the meetings of the Committee and providing advice and counsel to the Committee, Meyercord assisted our Board of Directors with two projects primarily related to benchmarking the compensation of our executive officers, as further described below. In fiscal 2008, as part of these benchmarking projects Meyercord also identified a peer group of our market competitors in the semiconductor and electronic sectors of the technology field that were comparable to us based on revenue and market capitalization. The Committee looked to this peer group to evaluate the range of market compensation offered by similarly situated companies in our industry in fiscal 2008.

This group of companies, which we refer to as our peer group, for fiscal 2008 consisted of:

•	Catalyst Semiconductor

•	Centellium

•	Cogent

•	ESS Technology

•	Exar; Hi/fn, Inc.

•	Leadis Technology

•	Magma Design Automation

•	Microtune

•	MIPS Technology

•	PDF Solutions

•	Pericom Semiconductor

•	Phoenix Technologies

•	PLX Technologies

•	SCM Microsystems

•	Sirenza Micro Devices

•	Synplicity

•	Tessera Technologies

•	Volterra Semiconductor

•	Zilog

The Committee did not select a new peer group for fiscal 2009 because of its decision to leave compensation of executive officers largely unchanged for fiscal 2009. However, the results of the work in fiscal 2008 were relied upon by Meyercord and the Committee from time to time in fiscal 2009 as compensation matters were considered. In making its compensation decisions for fiscal 2008, the Committee worked with Meyercord to review and consider externally prepared compensation surveys (including the Radford Survey) and peer group compensation data from the public filings of the peer group companies in order to best understand the range of market compensation offered by our peer group. In considering all of this information, the Committee gave the greatest weight to compensation data gathered for our market competitors within the peer group.

Compensation Process and Benchmarking

In order to best achieve our compensation philosophy and objectives, the Committee’s initial goal in most years is to establish a total compensation package for each of our named executive officers that is benchmarked at the 50th percentile of both (1) the Radford Survey for public companies in similar regions with similar industries and numbers of employees as the company and (2) our peer group. A formal compensation survey or benchmarking was not done for fiscal 2009, however, we and Meyercord believe that the compensation of our named executive officers currently falls below the 50 th percentile of the Radford Survey and our peer group. For fiscal 2008, the Committee benchmarked against the Radford Survey and our peer group because the Committee believes that the Radford Survey is the survey that most closely tracks the compensation practices of our industry and our peer group with whom we compete for executive talent.

Benchmarking total compensation against the Radford Survey and our peer group was not the determinative factor in our fiscal 2009 or fiscal 2008 compensation process. Instead, in determining final compensation packages for each named executive officer, including the specific amounts paid to each named executive officer for each element of compensation, the Committee took into consideration the proposed compensation package as a whole and each element individually, as well as the named executive officer’s past contributions and future expected contributions to our business. In this manner, the Committee’s compensation decisions were its own, and reflect factors and considerations other than the information and recommendations provided by our management and Meyercord if and when the Committee uses its discretion to adjust total compensation packages either above or below initial benchmarks set in 2008. This general philosophy was employed in the Committee’s determination to leave the compensation of our named executive officers largely unchanged for fiscal 2009, and in specific decisions regarding each element of our named executive officers’ compensation other than base salary.

We believe that the process used by the Committee for fiscal 2008 was then and will in future years be effective in helping us achieve the objectives of the compensation program discussed above. We also strongly believe that engaging and retaining the best talent for critical functions may in some cases involve specific negotiations with individual executives who have compensation packages in place with other employers or offered by other potential employers. In order to enable us to hire and retain talented executives, the Committee may determine from time to time that it is in our best interests to negotiate packages that may deviate from our standard practices in setting the compensation for our named executive officers when such deviation is deemed necessary due to competitive or other market forces.

Role of Management in Compensation Process

The Committee or our Board of Directors, upon recommendation of the Committee, makes all compensation decisions for our named executive officers. For fiscal 2009, the compensation for our Executive Chairman was proposed by the Committee and approved by our Board. Our Executive Chairman provided information and compensation recommendations to the Committee related to the performance of our President and Chief Executive Officer, including achievement with respect to special projects and performance related to quarterly performance goals under our quarterly MBO equity incentive plan. Our Executive Chairman and our President and Chief Executive Officer provided information and compensation recommendations to the Committee related to the performance of our other executives, including achievement with respect to special projects and performance related to quarterly performance goals under our quarterly MBO equity incentive plan. In each case, these recommendations also related to appropriate levels and components of compensation, including equity grants, the targets for individual performance or other goals, and such other information as the Committee may request. Our Executive Chairman does not provide information or recommendations to the Committee with respect to his own compensation.

Summary of Primary Elements of Executive Compensation

For fiscal 2009, our executive compensation program was comprised of the following primary elements:

•	Base salary;

•	Quarterly performance-based equity compensation under our MBO equity incentive plan;

•	Long-term equity compensation;

•	Special acquisition-related equity awards;

•	Change in control severance benefits; and

•	Health and welfare benefits.

As a general matter, we do not provide any perquisites to our named executive officers.

Analysis of Fiscal 2009 Executive Compensation

Base Salary. We pay base salary to satisfy our compensation objective of attracting executives and adequately compensating and rewarding them on a day-to-day basis for both the time spent and services performed on our behalf and the skills and experience they bring to us. None of our named executive officers has an employment agreement or other contractual rights to receive a fixed base salary.

For fiscal 2009, the Committee determined that neither Brian Sereda or Branimir Buric would receive an increase in base salary from his 2008 base salary. In October 2009, the Compensation Committee approved an increase for Alex Shubat from $216,000 to $325,000 as a result of his promotion to President and Chief Executive Officer. In May 2009, the Compensation Committee determined that J. Daniel McCranie, in his capacity as the Executive Chairman, would begin receiving an annual cash base salary of $162,500 retroactive to March 2009. For fiscal 2008, J. Daniel McCranie did not receive a cash base salary and only participated in the Company’s Equity Incentive Plan. The Committee made the decision to freeze Messrs. Sereda and Buric’s base salary in light of the challenging economic environment and because it believed the base salary of each of these executive officers still remained relatively competitive compared to their industry peers. Additionally, for fiscal 2010, our Executive Chairman and Chief Executive Officer, in conjunction with our restructuring plans, recommended that no named executive officer receive an increase in base salary from his 2009 base salary due primarily to conditions in the semiconductor industry. Please see the Fiscal 2009 Summary Compensation Table below for more information on the base salaries of our named executive officers for the past three fiscal years.

Quarterly Equity Incentive Compensation. In November 2008, the Committee approved our FY2009 Executive MBO Plan effective as of October 1, 2008, which is a quarterly equity incentive plan that was effective for fiscal 2009. We refer to this plan as our MBO plan (where MBO refers to “Management By Objectives”). The Committee determined that for fiscal 2009, quarterly incentive compensation would be paid in RSUs rather than in cash in order to help conserve our cash resources, to provide our management with a further equity stake in our company and to better help align our management’s compensation interests and performance with our corporate success. The Committee chose to use quarterly incentives rather than annual incentives because, in contrast to the long term equity awards discussed below, awards under the MBO plan are designed to motivate specific behavior that we believe will have an immediate impact on the progress and success or our company. We designed the MBO plan to lead to increased stockholder value and the success of our company by motivating key employees to perform to the best of their abilities to achieve or exceed individual and corporate objectives, and to reward achievement of our short-term business goals as established under our MBO plan. Quarterly equity incentive awards under the MBO plan are also geared toward helping us retain key executive talent in satisfaction of one of our compensation objectives.

Participants in the MBO plan are eligible to earn restricted stock unit awards on a quarterly basis based upon the achievement of measurable or qualitative performance goals and objectives relating to our company and each individual participant. The Committee decided to use restricted stock unit awards, instead of stock options or other equity-linked awards, in the MBO plan in order to limit dilution of our other stockholders’ equity ownership. The Committee establishes a target number of restricted stock units that each named executive officer may receive for the fiscal year if all individual and company performance goals and objectives are met during the fiscal year. This targeted restricted stock unit amount, which we refer to as the target MBO opportunity, has a monetary value based on a percentage of each named executive officer’s base salary. In setting the target MBO opportunity, the Committee considers the following factors: the difficulty of meeting the objectives, the quarterly goals of the Company, the relevance of the goals to stockholder return, and the relationship of executive MBO awards to awards granted to other employees, and a comparison of the value of the MBO program to cash and equity.

Following the end of each quarterly performance period during the fiscal year, the Committee determines the extent to which the performance goals and objectives were met for that quarter. Based on this assessment, eligible participants in the MBO plan earn a percentage of the restricted stock units comprising their target MBO opportunity as determined by the Committee in its discretion after considering the participant’s quarterly performance and also achievement of corporate objectives. For fiscal 2009, payouts of quarterly equity incentive compensation earned upon achievement of goals under the MBO plan was contingent upon our achievement of at least 80% of the annual revenue level set forth in our annual operating plan, or the AOP, as approved by our Board of Directors, and at least 80% of the annual non-GAAP earnings per share set forth in the AOP, which we refer to together as the financial threshold. Following each fiscal quarter, 75% of any quarterly restricted stock units earned during the quarter under the MBO plan are granted to the named executive officer and immediately vest, and the remaining 25% of the earned restricted stock units are held back by us pending the end of the fiscal year. Participants will receive the held-back restricted stock units only if we meet our annual fiscal year revenue and non-GAAP earnings per share targets, in which case such restricted stock units will vest 30 days following the fiscal year-end. The Committee chose annual fiscal year revenue and non-GAAP earnings per share targets for these purposes because it believed these measures most closely related to stockholder return. In the event the performance goals and objectives for a performance period are not achieved, no equity grant of any kind is made under the MBO plan.

The table below sets forth the target MBO opportunities for our named executive officers in fiscal 2009 along with the actual number of restricted stock units awarded to each such officer based on the Committee’s determination of the extent to which he met his MBO plan objectives.

Named Executive Officer	Target MBO Opportunity	MBO Plan Restricted Stock Units Granted
J. Daniel McCranie	30,000	0

Alexander Shubat	30,000	0

Brian Sereda	20,000	0

Branimir Buric	20,000	0

In terms of the MBO plan’s applicable performance metrics for fiscal 2009, the Committee established a number of qualitative corporate goals and quarterly individual executive officer sub-goals related to the overarching corporate goals. The Committee determined that the primary quantifiable business objectives for fiscal 2009 were to achieve revenue growth and earnings growth in line with our annual operating plan. For fiscal 2009, our top-five qualitative corporate goals were to: (i) build our reputation as a trusted IP partner in the semiconductor industry; (ii) achieve first-to-market status with next generation products; (iii) broaden our product portfolio; (iv) create a strong demand creation capability; and (v) enhance stockholder value. In addition, a quarterly revenue goal, profit goal and maintenance of an employee voluntary turnover percentage, all aligned with fiscal 2009 targets, were three mandatory goals that each executive officer carried as part of his performance goals and objectives. The Committee believes these additional goals are important to drive elements of our performance in support of the revenue and earnings goals. Each named executive officer’s MBO plan goals were weighted based on their importance to our success. The performance goals that our Executive Chairman and our

President and Chief Executive Officer were required to complete during our 2009 fiscal year focused on sales bookings, merger and acquisition activity, and enhancement of current technology and delivery of new technology. In addition, all of the named executive officers had revenue and earnings per share goals. The specific minimum threshold revenue and earnings per share goals for fiscal 2009 included quarterly revenue targets of $13.3 million, $14.0 million, $14.8 million and $15.2 million for the first through the fourth quarter, respectively and non-GAAP earnings per share of $0.04, $0.06, $0.07 and $0.08 for the first through the fourth quarter, respectively.

Each of these named executive officers achieved a portion of their sub-goals related to the overarching corporate goals in each of the first quarter and second quarter of fiscal 2009; however neither third quarter individual nor the corporate performance targets were achieved in fiscal 2009 and therefore no held-back restricted stock units were awarded at the end of the fiscal year under the MBO plan. Because we did not reach our corporate targets under the MBO plan for 2009, the MBO plan was not a material part of our named executive officers’ compensation for fiscal 2009, but we currently expect that the MBO plan will be a material part of our named executive officers’ compensation for fiscal 2010.

For fiscal 2010, payouts of quarterly equity incentive compensation earned upon achievement of goals under the MBO plan will be contingent upon our achievement of at least 90% of the annual revenue level set forth in our annual operating plan as approved by our Board of Directors, or the AOP, and at least 50% of the annual non-GAAP earnings per share set forth in the AOP, which we refer to together as the financial thresholds. At this point, we do not know if we will actually achieve the financial thresholds established for the MBO plan for fiscal 2010, especially given that we did not achieve the pre-established corporate goals for fiscal 2008 and 2009. The Committee, however, has chosen these particular goals because it believes the financial thresholds are challenging but attainable.

We also maintain a profit sharing plan under which our employees, including the named executive officers, may earn annual cash incentive payments based on our achievement of company-wide performance objectives. No named executive officer was eligible for an annual cash incentive payment for fiscal 2009, and therefore the profit sharing plan was not an element of our named executive officers’ compensation for fiscal 2009.

Long-Term Equity Incentive Compensation. We believe that, in addition to short-term equity incentive awards, long-term service-based equity awards are also an essential component of executive compensation and help align our named executive officers’ compensation interests with the long-term investment interests of our stockholders. While we did not conduct a detailed benchmarking study for fiscal 2009 as discussed above, the Committee and Meyercord believe that the targeted long-term equity incentive awards for our named executive officers are at or below the 60th to 70th percentile, and for all other employees are at or below the 50th to 60th percentile. Long-term equity incentive compensation is a significant component of our compensation program, and therefore the Committee believed it remained appropriate in fiscal 2009 to continue to choose percentiles which may be above the median percentile of our peer group, though less so than in 2008. For fiscal 2008, we targeted long-term equity incentive awards for our named executive officers at the 60th to 70th percentile, and for all other employees at the 50th to 60th percentile, based on the Radford Survey. Equity awards are generally subject to multiple-year vesting provisions to encourage executive officers to remain in our employ and to align their interests with the long-term interests of our stockholders during the vesting period.

Each year, the Committee reviews the outstanding equity holdings of our named executive officers before making additional grants to the named executive officers, including a review of the number of shares that continue to be subject to vesting provisions under prior grants. This review helps the Committee determine the size of the annual service-based equity grants to be made to each of the named executive officers. In addition, the Committee takes into account such factors as:

•	the named executive officer’s responsibility level;

•	a comparison of awards made to individuals in similar positions at our peer group companies listed above and at companies included in public surveys reviewed by the Committee from time to time;

•	our long-term objectives for maintaining and expanding technological leadership through product development and growth;

•	our expected performance during the fiscal year;

•	individual performance, including a consideration of each individual’s expected future role with the company and his particular responsibilities within the company; and

•	individual contributions to corporate performance during the prior fiscal year.

Since fiscal 2006, we have delivered long-term equity awards to our named executive officers in the form of stock-settled stock appreciation rights and, more recently, restricted stock units. The Committee chose to use stock-settled stock appreciation rights rather than stock options given the lower dilution impact upon exercise, and restricted stock units rather than stock options as full-value awards in certain circumstances in order to create immediate and direct monetary value for the named executive officers.

For fiscal 2009, we granted service-based stock-settled stock appreciation rights with an exercise price per share equal to the closing market price of our common stock on the date of grant. Stock-settled stock appreciation rights granted to our named executive officers typically vest over a four-year period, with an initial one-year cliff vest and monthly vesting thereafter on a ratable basis. The Committee chose this vesting structure because it believes this is the predominant vesting schedule in the semiconductor industry and Silicon Valley. Restricted stock units, when awarded to our named executive officers, are generally calibrated to consist of approximately 1/3rd the number of shares as comparable stock-settled stock appreciation rights awards, which results in the lower usage of shares under the 2002 Plan. Restricted stock units also typically vest annually over a four-year period. We believe this four-year vesting period encourages our named executive officers to remain in our employ and also focuses the named executive officers on the long-term performance of our company for the benefit of both themselves and our stockholders. We believe the four-year vesting period, together with annual grants expected to be made in successive years, will help us achieve our compensation objectives while striking an appropriate balance among the interests of our company, our stockholders and the individual named executive officers in terms of the retention, value creation and compensatory aspects of these equity awards.

For fiscal 2009, we granted 200,000 service-based stock-settled stock appreciation rights to Alexander Shubat and 75,000 service-based stock-settled stock appreciation rights to Branimir Buric. Neither J. Daniel McCranie or Brian Sereda received any service-based stock-settled stock appreciation rights as an incentive award in fiscal 2009. In determining the size of the annual service-based equity award granted to each named executive officer during fiscal 2009, the Committee considered peer group compensation data from fiscal 2008 and other compensation data reviewed by Meyercord, as described above.

Please see the Fiscal 2009 Grants of Plan-Based Awards Table below for more information on the size of the 2009 awards and the grant-date fair value of these awards as determined under SFAS No. 123(R) for purposes of our financial statements.

Special acquisition-related equity awards. As described above, we did not achieve the pre-established corporate goals under the MBO plan during fiscal 2009 and, as a result, no held-back restricted stock units were awarded after the end of year 2009 under the MBO plan. One of our key corporate objectives for fiscal 2009, however, was not reflected in the MBO plan goals, namely the completion of two significant transactions that we believe are critical to the execution of our long terms strategic plan. These transactions were our acquisition of ARC International in September 2009 and our acquisition of certain assets from NXP B.V. which closed in November 2009 but had been negotiated for several months in fiscal 2009 prior to closing. In recognition of the named executive officers’ individual achievements in connection with these significant corporate transactions, on December 10, 2009, the Committee awarded the following number of restricted stock units to the named executive officers:

Named Executive Officer	Restricted Stock Units
J. Daniel McCranie	10,000

Alexander Shubat	10,000

Brian Sereda	7,000

Branimir Buric	7,000

Please see the Fiscal 2009 Grants of Plan-Based Awards Table below for more information about these equity awards.

Change in Control Severance Benefits. We currently are a party to change in control severance agreements with each of Messrs. McCranie, Shubat, Sereda and Buric. Although we initially provided these benefits as a means of remaining competitive with our peers for the attraction and retention of executive talent, we also believe that offering these benefits could help focus the specified named executive officers on stockholder interests when considering strategic alternatives. The agreements with Messrs. McCranie, Shubat, Sereda and Buric each provide that in the event the named executive officer is terminated other than for cause, or voluntarily terminates his employment for “good reason”, during a period of 12 months following a change in control or 30 days prior to a change in control, the named executive officer will receive an acceleration and full vesting of an aggregate of 50% of the unvested shares or other securities covered by each outstanding equity incentive award held by the named executive officer, extension of the exercise period for option awards by an additional 90 days and a lump sum cash payment of any accrued and unpaid salary through the date of termination and any bonuses earned for any completed performance period. For more information about these arrangements and provisions, see “Executive Compensation — Potential Payments Upon Termination or Change in Control” below. We believe accelerated equity incentive vesting in connection with a change in control and involuntary termination of employment following a change in control is appropriate because of our concerns regarding assuring the continued service of our key executive officers in the face of a potential change in control transaction and to provide a degree of employment security to the named executive officers. Given the uncertainty regarding the continued employment of named executive officers that typically occurs in a change in control situation, coupled with the importance of long-term equity awards in our executive compensation program, we believe that this vesting protection helps us assure the named executive officers that they will not lose the expected value of their equity awards because of a change in control.

Health and Welfare Benefits. Our named executive officers are eligible to participate in benefit programs designed for all of our full-time employees. These programs include a 401(k) savings plan and medical, dental, disability and life insurance programs. Our 401(k) plan is a qualified employee contributory plan with no employer-matching feature. We offer all of these health and welfare benefits in order to provide a competitive total compensation and benefits package to our employees.

Other Arrangements. As described above, in order to hire and retain talented executives, the Committee may determine that it is in our best interests to negotiate compensation arrangements that deviate from our standard practices when such deviation is deemed necessary due to competitive or other market forces. One such situation in fiscal 2009 was the Committee’s decision to award the special acquisition-related equity awards described above.

Stock Ownership or Retention Guidelines

We have not adopted stock ownership or equity retention guidelines for our named executive officers. To date, our compensation programs have been significantly weighted in favor of long-term equity incentives. We may consider adopting equity ownership guidelines or retention guidelines in the future if we determine it is appropriate and in the best interests of our stockholders and the company.

Tax and Regulatory Considerations

Section 162(m) of the Internal Revenue Code limits the company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of the Internal Revenue Code. The Committee’s general policy with respect to Section 162(m) is to try and preserve the deductibility of compensation payable to executive officers, although deductibility is only one among a number of factors considered in determining appropriate levels or means of compensation for these officers. The Committee has determined that stock options and stock-settled stock appreciation rights with an exercise price at least equal to the fair market value of our common stock on the date of grant, as well as restricted stock units with performance requirements granted under the 2002 Plan, will be treated as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and included in the proxy statement for Virage Logic Corporation’s 2010 Annual Meeting of Stockholders. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for Virage Logic’s 2010 Annual Meeting of Stockholders and Virage Logic’s Annual Report on Form 10-K for filing with the SEC.

This report is submitted by the Compensation Committee.

Chairman Michael L. Hackworth and Robert H. Smith

EXECUTIVE COMPENSATION

The following tables, footnotes and narratives set forth information for the periods indicated about the compensation paid to or earned by the following individuals, who we refer to as our named executive officers:

•	Mr. J. Daniel McCranie, our Executive Chairman;

•	Mr. Alexander Shubat, our President and Chief Executive Officer;

•	Mr. Brian J. Sereda, our Vice President of Finance and Chief Financial Officer; and

•	Mr. Branimir R. Buric, our Executive Vice President, Marketing and Sales.

Fiscal 2009 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
J. Daniel McCranie	2009	91,714	(3)	—		370,626		—		—	—		462,340
Executive Chairman(4)	2008	300,000	(5)	—		307,354		458,125	(6)	—	—		1,065,479
	2007	220,577	(7)	—		—		556,673	(7)	—	50,000	(8)	827,250

Alexander Shubat	2009	325,000		—		349,775		158,554		—	—		833,328
President and Chief Executive Officer(9)	2008	216,648		1,946		153,980		112,777		—	—		485,351
	2007	216,648		4,986		11,764		154,479		—	—		387,877

Brian Sereda	2009	250,000		—		48,400		49,918		—	—		348,318
Vice President of Finance and Chief Financial Officer	2008	11,378	(10)	15,000	(11)	1,590	(12)	1,642	(13)	—	—		29,610

Branimir Buric	2009	200,000		—		85,412		46,685		—	15,529	(15)	347,627
Executive Vice President, Marketing and Sales(14)	2008	200,000		—		26,832		63,437		—	4,493	(15)	294,762

(1)	For fiscal 2009, this column reflects the amounts of compensation cost recognized for fiscal year 2009 for financial statement reporting purposes under ASC 718 (disregarding the effect of certain forfeiture assumptions relating to service-based vesting conditions) with respect to restricted stock units awarded in 2009 and in prior years. We describe the assumptions made in determining these values in Note 1 to our Annual Report on Form 10-K for the year ended September 30, 2009.
(2)	For fiscal 2009, this column reflects the amounts of compensation cost recognized for fiscal year 2009 for financial statement reporting purposes under ASC 718 (disregarding the effect of certain forfeiture assumptions relating to service-based vesting conditions) with respect to stock option awards in prior years and stock-settled stock appreciation rights awards in 2009 and in prior years. We describe the assumptions made in determining these values in Note 1 to our Annual Report on Form 10-K for the year ended September 30, 2009.
(3)	Represents compensation earned or paid from March 7, 2009 (the date on which Mr. McCranie was appointed Executive Chairman) to the end of fiscal year 2009 at an annual rate of $162,500.
(4)	Mr. McCranie currently serves as our Executive Chairman, but formerly served as our President and Chief Executive Officer from January 2007 to September 30, 2008. On March 7, 2009, Mr. McCranie agreed to receive an annual salary of $162,500. Prior to this Mr. McCranie did not receive a salary, but did earn compensation through our Equity Incentive Plan.
(5)	Represents the amount of cash salary Mr. McCranie was entitled to receive for fiscal year 2008. However, in fiscal 2007, Mr. McCranie elected to receive stock-settled stock appreciation rights in lieu of salary for the final quarter of fiscal 2007 and all of fiscal 2008. These stock-settled stock appreciation rights were granted to Mr. McCranie during fiscal 2007.
(6)	Represents the amount of compensation cost recognized in fiscal year 2008 in excess of the amount of salary for 2008 foregone at Mr. McCranie’s election.
(7)	Please note that these amounts differ from the amounts shown in these columns in the Fiscal 2007 Summary Compensation Table included in our proxy statement for the 2008 annual meeting. The amount in the “Salary” column last year included $111,424 compensation cost recognized in fiscal year 2007 in excess of $75,000 of salary for 2007 foregone at Mr. McCranie’s election. This excess amount is instead included in the “Options Awards” column in this table.
(8)	Represents the amount of compensation Mr. McCranie received during the first quarter of fiscal 2007 for consulting services he provided as our Executive Chairman, prior to becoming our President and Chief Executive Officer in January 2007. This amount was included in the 2007 Director Compensation Table included in our proxy statement for the 2008 annual meeting.
(9)	Dr. Shubat currently serves as our President and Chief Executive Officer, and formerly served as Vice President of Research and Development, Chief Technical Officer, from January 1996 to April 2008 and as Chief Operating Officer from April 2008 to September 30, 2008. On October 2, 2008, Dr. Shubat was promoted to President and Chief Executive Officer with an annual salary of $325,000. Mr Shubat also received a 200,000 service-based stock-settled stock appreciation rights award.
(10)	Represents compensation earned or paid from September 15, 2008 (the date on which Mr. Sereda was appointed Chief Financial Officer and Vice President of Finance) to the end of fiscal year 2008.
(11)	Represents a one-time sign-on bonus.
(12)	Represents a restricted stock units grant for 40,000 shares of our common stock received upon commencement of Mr. Sereda’s employment.
(13)	Represents stock-settled stock appreciation rights grant with respect to 100,000 shares of our common stock received upon commencement of Mr. Sereda’s employment.
(14)	Mr. Buric currently serves as our Executive Vice President, Marketing and Sales, and formerly served as our Executive Vice President, Marketing , Vice President of Product Marketing, Senior Director of Strategic Business Solutions and Senior Director of Business Development and IP Platform Marketing.
(15)	Represents commission payments Mr. Buric received for services performed. On August 6, 2008, Mr. Buric was promoted to Executive Vice President of Sales and Marketing with a salary of $200,000. Mr. Buric also received a 75,000 service-based stock-settled stock appreciation rights award.

Fiscal 2009 Grants of Plan-Based Awards Table

Name	Grant Date		Estimated Possible Payouts Under Equity Incentive Plan Awards Target (#)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Options Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
J. Daniel McCranie	10/22/08		—	4,367	(5)	—		—	16,376
	11/06/08	(6)	30,000	—		—		—	—
	05/29/09		—	11,307	(7)	—		—	45,002

Alexander Shubat	10/22/08		—	4,621	(5)	—		—	17,329
	10/22/08		—	—		200,000	(9)	3.75	319,360
	11/06/08	(6)	30,000	—		—		—	—

Brian Sereda	11/06/08	(6)	20,000	—		—		—	—

Branimir Buric	10/22/08		—	1,963	(5)	—		—	7,361
	11/06/08	(6)	20,000	—		—		—	—
	08/06/09		—	25,000	(8)	—		—	114,500
	08/06/09		—	—		75,000	(9)	4.58	160,095

(1)	This column represents target opportunities for performance-based restricted stock unit awards made during the fiscal year 2009. For fiscal 2009, there were no payouts for these awards.
(2)	This column represents service-based restricted stock units awards made during fiscal year 2009. All awards were made under the 2002 Plan.
(3)	This column represents stock-settled stock appreciation rights awards made in fiscal year 2009. Each award represents the right to receive the appreciation value of one share of our common stock minus the base price per share, subject to vesting conditions. All awards were made under the 2002 Plan.
(4)	For stock-settled stock appreciation rights and restricted stock units, these amounts represent the full grant date fair value of the awards computed in accordance with SFAS No. 123(R). We describe the assumptions made in determining these values in Note 1 to our Annual Report on Form 10-K for the year ended September 30, 2009.

(5)	Represents the restricted stock units granted to reward the named executive officer for his or her individual contributions to our company’s performance during fiscal year 2008.
(6)	This represents the target MBO opportunities for fiscal year 2009 if all individual and corporate performance targets were met during the year. For fiscal 2009 there were no payouts.
(7)	Represents a annual board of director grant equivalent to $45,000 or 11, 307 shares based on a grant date share price of $3.98. These restricted stock units are fully vested and exercisable at the date of grant.
(8)	As part of the promotion to Executive Vice President of Marketing and Sales a restricted stock unit award was granted and vests 25% annually over a four-year period commencing with the first anniversary of the date of grant.
(9)	This stock-settled stock appreciation rights award vests 25% annually over a four-year period commencing with the first anniversary of the date of grant.

Employment Agreements and Arrangements

Employment Arrangement with J. Daniel McCranie

On January 7, 2007, Mr. McCranie accepted an offer of employment with us. The offer letter provided for Mr. McCranie’s employment as President and Chief Executive Officer at an initial base salary of $300,000. Mr. McCranie was also eligible to participate in our 401(k), medical, dental, vision and life insurance plans. Mr. McCranie’s service as our President and Chief Executive Officer ended in September 2008, at which time he became our Executive Chairman.

Employment Arrangement with Brian Sereda

On August 20, 2008, Mr. Sereda accepted his offer of employment with us. The offer letter provided for Mr. Sereda’s employment as Vice President and Chief Financial Officer at an initial base salary of $250,000 and for Mr. Sereda to participate in our MBO plan with an annual rate of target MBO opportunities equivalent to 35% of his annual base salary, with his participation beginning in fiscal year 2009. Mr. Sereda received a one-time cash sign-on bonus of $15,000 pursuant to his offer letter. In connection with his commencement of employment with us, Mr. Sereda received a stock-settled stock appreciation rights grant with respect to 100,000 shares and a restricted stock units grant with respect to 40,000 shares, each of which will vest over four years. Mr. Sereda is also eligible to participate in our 401(k), medical, dental, vision and life insurance plans.

Outstanding Equity Awards at Fiscal 2009 Year-End Table

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
J. Daniel McCranie	08/01/03	(5)	120,000	—	8.74	08/01/13	—		—	—		—
	03/19/05	(6)	60,000	—	11.65	03/19/15	—		—	—		—
	03/17/06	(5)	12,000	—	10.31	03/17/16	—		—	—		—
	03/20/06	(5)	160,000	—	10.30	03/20/16	—		—	—		—
	07/02/07	(5)	297,000	—	7.47	07/02/12	—		—	—		—
	03/07/08	(5)	—	—	—	—	—		—	50,000	(7)	260,500

Alexander Shubat	07/13/01	(6)	100,000	—	16.56	07/13/11	—		—	—		—
	02/08/02	(5)	55,000	—	16.11	02/08/12	—		—	—		—
	01/29/03	(5)	55,000	—	5.61	01/29/13	—		—	—		—
	08/31/04	(5)	55,000	—	9.39	08/31/14	—		—	—		—
	11/09/06	(5)	19,125	7,875	8.82	11/09/16	—		—	—		—
	11/08/07	(5)	27,500	32,500	9.30	11/08/17	—		—	—		—
	05/30/08	(5)	—	—	—	—	25,000	(9)	130,250	50,000	(9)	260,500
	10/22/08	(5)	—	200,000	3.75	10/22/18	—		—	—		—

Brian Sereda	09/18/08	(5)	25,000	75,000	4.84	09/18/18	30,000	(10)	156,300	—		—

Branimir Buric	08/13/04	(11)	15,000	—	8.63	08/13/14	—		—	—		—
	09/01/05	(5)	18,000	—	7.81	09/01/15	—		—	—		—
	09/05/07	(5)	20,000	20,000	6.96	09/05/17	—		—	—		—
	06/30/08	(5)	—	—	—	—	3,250	(8)	16,933	—		—
	09/05/08	(5)	—	—	—	—	22,500	(10)	117,225	—		—
	08/06/09	(11)	—	75,000	4.58	08/06/19	25,000	(10)	130,250	—		—

(1)	These columns represent vested and unvested stock-settled stock appreciation rights and stock option grants.
(2)	Stock-settled stock appreciation rights generally vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and thereafter monthly on a ratable basis.
(3)	This column represents outstanding restricted stock unit awards.
(4)	The amounts in these columns are calculated by multiplying the closing market price of our common stock as of September 30, 2009 ($5.21 per share) by the number of restricted stock units listed for the specified named executive officer.
(5)	Granted under our 2002 Equity Incentive Plan.
(6)	Granted under our 1997 Equity Incentive Plan.
(7)	One-half of this award of an aggregate of 100,000 restricted stock units vests on the anniversary of the grant and one-half is performance-based and will vest upon achievement of certain performance conditions.
(8)	This restricted stock units award vests one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant.
(9)	One-half of this award of an aggregate of 100,000 restricted stock units vests annually over a two-year period commencing on the anniversary of the date of grant and one-half is performance-based and will vest upon achievement of certain performance conditions.
(10)	This restricted stock unit award vests 25% annually over a four-year period commencing with the first anniversary of the date of grant.
(11)	Granted under the Systems, Inc. 2001 Incentive and Non-statutory Stock Option Plan, or the In-Chip Plan.

Fiscal 2009 Option Exercises and Stock Vested Table

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Daniel McCranie	—	—	65,674	186,378
Alexander Shubat	—	—	31,121	122,769
Brian Sereda	—	—	10,000	49,300
Branimir Buric	—	—	13,714	62,706

(1)	During the fiscal year ended September 30, 2009, none of our named executive officers exercised stock options or stock-settled stock appreciation rights.

Pension Benefits

We do not offer qualified or non-qualified defined benefit plans sponsored by us to our named executive officers.

Non-Qualified Deferred Compensation

We do not offer non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us to our named executive officers.

Potential Payments upon Termination or Change in Control

Change in Control Severance Agreements

In the interest of assuring the continued dedication of our named executive officers despite the potential for, or occurrence of, a change in control of the company, we have entered into Change in Control Severance Agreements (which we refer to as the change in control agreements) with Messrs. McCranie, Shubat, Sereda and Buric. Under the change in control agreements, each of these named executive officers will receive the acceleration and full vesting of an aggregate of 50% of the unvested shares or other securities covered by each equity incentive award held by the named executive officer if the named executive officer is terminated other than for cause or good reason during a period of 12 months following a change in control or 30 days prior to a change in control.

Under the change in control agreements, a change in control is defined as:

•	the acquisition of 50% or more of our outstanding common stock or voting securities (subject to certain exceptions);

•	a change in composition of our Board of Directors resulting in board member turnover not approved by incumbent board members;

•

consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets unless no person following such transaction owns greater than 50% of the surviving entity’s common stock or voting securities and at least a majority of the members of the board of directors of the resulting corporation were members of our Board of Directors before the transaction; or

•	a liquidation or dissolution of the company.

Cause is defined under the change in control agreements as any act or omission committed by a named executive officer after the effective date of the change in control agreement that results in either a conviction or plea of “guilty” or “no contest” to a felony under federal or state law, or a conviction for any crime that constitutes fraud, theft, or misappropriation of our property, or any other crime that materially injures our business or reputation. The change in control agreements also define good reason as the occurrence of any of five specified circumstances after a change in control of the company for which a named executive officer has not provided express written consent, and these circumstances are not fully corrected prior to the date of termination indicated in a named executive officer’s notice of termination. These circumstances include (i) our failure to obtain the agreement of any successor to assume our obligations under the change in control agreements; (ii) a material diminishment in a named executive officer’s authority, duties or responsibilities; (iii) a reduction in base salary or diminishment of a named executive officer’s bonus opportunity (other than as part of a broad readjustment across the executive management team); (iv) a reduction in benefits; or (v) a relocation of more than 35 miles.

In addition, under the change in control agreements, named executive officers will receive a lump cash payment on the date of termination of any accrued and unpaid salary through the date of termination and/or bonuses earned for any completed performance period but not yet paid and any earned, unused vacation time. As a condition of being entitled to these additional benefits, our named executive officers subject to the change in control agreements have each agreed to release us from all claims related to their employment with us.

In the table below, we summarize the estimated payments that would be made to each of our named executive officers as of September 30, 2009 in the event of a termination of employment following a change in control either by us for any reason other than cause or by the named executive officer for good reason in accordance with the arrangements described above. Our named executive officers are not entitled to any post-termination payments or benefits under any other termination scenario. The entries for each named executive officer should be read together with the description of that officer’s employment arrangement above, as applicable.

Potential Payments on Termination of Employment Table(1)

Name of Executive Officer	Value of accelerated stock options, restricted stock units and stock-settled stock appreciation rights(2)
J. Daniel McCranie	$130,250

Alexander Shubat	$341,375

Brian Sereda	$92,025

Branimir Buric	$155,829

(1)	The values in this table have been calculated as of September 30, 2009, and only reflect the acceleration of unvested awards as of this date. The table does not reflect the value, if any, of vested awards.
(2)	Represents the value of accelerated restricted stock units provided to each named executive officer in the event of a change in control, equal to the incremental value of 50% of such equity incentive awards held by each named executive officer as of September 30, 2009, based on the closing market price of our common stock of $5.21 per share for that date, over the exercise price of the award, if applicable. Some stock options and stock-settled stock appreciation rights held by Messrs. Shubat and Bruric as of September 30, 2009 had exercise prices above the closing market price of our common stock on such date, and therefore there is no value attributable to those awards as of September 30, 2009 for these named executive officers for the purpose of calculating these potential payments in the event of a change in control.

Director Compensation

Compensation for non-employee directors consists of annual cash compensation and equity compensation, as described below. Employee directors receive no compensation for their services as directors.

Annual Cash Compensation. Our non-employee directors each receive a cash director fee in the amount of $7,500 per quarter for his services as a member of our Board of Directors. On an annual basis, our lead director of our Board of Directors, who is currently Robert H. Smith, receives an additional cash fee of $6,000.

The chairpersons and members of the committees of our Board of Directors receive additional annual cash retainers as follows:

	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Chairperson	$15,000	$7,500	$5,000
Member	$6,000	$3,000	$1,000

In addition, our non-employee directors are reimbursed for certain expenses they incur in connection with attending board and committee meetings.

Equity Compensation. In addition to paying cash compensation, we have historically granted equity awards each year to our non-employee directors. Since fiscal year 2006, we have awarded stock-settled stock appreciation rights and stock options to our non-employee directors. While we intend to generally award restricted stock units to non-executive employees and new hires, we intend to continue to pay our non-employee directors with stock-settled stock appreciation rights, although our management and the Compensation Committee may reconsider this policy in the future. The Compensation Committee believes that awarding stock-settled stock appreciation rights to our non-employee directors is appropriate because the non-employee directors will receive only the benefits of increases in the value of our common stock. Under our current equity compensation policy, when a non-employee director is first elected to our Board of Directors, he or she receives a stock-settled stock appreciation rights grant with respect to 35,000 shares that vests over a 12-month period. After the close of each of our annual meetings of stockholders, each of our non-employee directors also receives an annual grant which is fully vested and fully exercisable on the grant date. For 2009, each of Messrs. Hackworth, Phelan and Smith received the annual grant of restricted stock award with respect to 15,000 shares with a base price of $3.00 per share.

Fiscal 2009 Director Compensation Table

The following table indicates the cash fees and retainers that we paid to our non-employee directors for fiscal year 2009, as well as the dollar amount we recognized for fiscal year 2009 for financial statement reporting purposes for equity awards made in both 2009 and in prior years pursuant to the 2002 Plan.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael L. Hackworth(1)	44,000	45,000	—	—	—	89,000
Cathal Phelan(1)	40,500	45,000	—	—	—	85,500
Robert H. Smith(1)	54,500	45,000	—	—	—	99,500
Michael Stark(3)	15,000	—	—	—	—	15,000

(1)	Includes annual board retainer and committee service fees earned for fiscal year 2009, regardless of when paid.
(2)

This column includes the amount of compensation cost recognized for fiscal year 2009 for financial statement reporting purposes under ASC 718 (disregarding the effect of certain forfeiture assumptions relating to service-based vesting conditions) with respect to restricted stock awards in 2009. We describe the assumptions made in determining these values in Note 1 to our Annual Report on Form 10-K for the year ended September 30, 2009. These amounts also represent the full grant date fair values of the stock awards.

As of September 30, 2009, each non-employee director had the following vested aggregate number of stock options and stock-settled stock appreciation rights outstanding:

Non-Employee Director	Outstanding Awards as of September 30, 2009
Michael L. Hackworth	84,000	(a)

Cathal Phelan	59,000	(b)

Robert H. Smith	60,000	(c)

Michael Stark	0	(d)

(a)	Consists of stock options exercisable for 60,000 shares and stock-settled stock appreciation rights with respect to 24,000 shares.
(b)	Consists of stock options exercisable for 35,000 shares and stock-settled stock appreciation rights with respect to 24,000 shares.
(c)	Consists of stock options exercisable for 36,000 shares and stock-settled stock appreciation rights with respect to 24,000 shares.
(d)	Mr. Stark did not stand for re-election at our fiscal 2008 Annual Meeting of Stockholders in March 2009.
(3)	Represents board attendance fees earned for fiscal year 2008 and 2009 and paid in fiscal 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2009 with respect to the shares of our common stock that may be issued under all of our equity compensation plans including the 1997 Equity Incentive Plan, the 2002 Plan and the In-Chip Plan.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Stock-Settled Stock Appreciation Rights and Restricted Stock Units	(b) Weighted Average Exercise Price of Outstanding Options, Stock- Settled Stock Appreciation Rights and Restricted Stock Units		(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	4,172,615	8.04	(1)	1,297,725
Equity compensation plans not approved by stockholders(2)	122,398	5.05		312,757
Total	4,295,013	7.94	(1)	1,610,482

(1)	The weighted average exercise price excludes the shares issuable upon vesting of restricted stock units, which do not have an exercise price.
(2)	This line includes the In-Chip Plan, which was assumed by the Company in connection with the Company’s acquisition of In-Chip Systems, Inc. on May 24, 2002.

As of September 30, 2009, a total of 122,398 shares of our common stock with a weighted average exercise price of $5.05 per share were issuable upon exercise of outstanding options under the In-Chip Plan. The In-Chip Plan was approved by the stockholders of In-Chip Systems, Inc.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts on behalf of our Board of Directors, as provided in the Audit Committee Charter, to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent auditors. Each of the members of the Audit Committee meets the independence and financial literacy requirements of NASDAQ listing standards. Our Board of Directors has determined that Robert H. Smith is an “audit committee financial expert” within the meaning of the rules promulgated by the SEC.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•

reviewed and discussed the audited financial statements as of and for the fiscal year ended September 30, 2009 with the Company’s management and Burr, Pilger & Mayer LLP, the Company’s independent auditor;

•

discussed with Burr, Pilger & Mayer LLP, the Company’s independent auditor, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•

reviewed the written disclosures and the letter from Burr, Pilger & Mayer LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Burr, Pilger & Mayer LLP its independence, and concluded that any non-audit services performed by Burr, Pilger & Mayer LLP are compatible with maintaining its independence. Burr, Pilger & Mayer LLP has performed no non-audit services to date;

•

reviewed and discussed with management its assessment of and report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2009, which management prepared using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal-Control Integrated Framework. The Audit Committee also reviewed and discussed with Burr, Pilger & Mayer LLP, the Company’s independent registered public accounting firm, Burr, Pilger & Mayer LLP’s attestation report on management’s assessment of and report on the Company’s internal control over financial reporting;

•

based on the foregoing reviews and discussions, recommended to our Board of Directors that the audited financial statements be included in the Company’s 2009 Annual Report on Form 10-K for the fiscal year ended September 30, 2009 filed with the SEC; and

•	instructed management and the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

Robert H. Smith, Chairman

Michael L. Hackworth

Cathal Phelan

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of February 22, 2010, by (i) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) our named executive officers and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of February 22, 2010, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent(3)
5% Stockholders
Artis Capital Management LLC(4)	4,724,706	18%
One Market Plaza, San Francisco, California 94105

Adam Kablanian	2,963,195	12%
28628 Matadero Creek Court, Los Altos Hills, California 94022

NXP B.V.(5)	2,500,000	10%
High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands

Crosslink Capital, Inc.(6)	1,997,056	8%
2 Embarcadero, Suite 2200, San Francisco, California 94111

Directors and Executive Officers
J. Daniel McCranie(7)	950,830	4%
Brian Sereda(7)	53,505	* *
Alexander Shubat(7)(8)	1,869,285	7%
Branimir Buric(7)	73,046	* *
Michael L. Hackworth(7)	205,578	* *
Robert H. Smith(7)	103,500	* *
Cathal Phelan(7)	104,000	* *
All of our directors and executive officers as a group (7 individuals)	3,359,744	13%

**	Less than 1% of outstanding common stock.
(1)	Unless otherwise indicated, the address of each person in this table is as follows: 47100 Bayside Parkway, Fremont, California 94538.
(2)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Beneficial ownership of greater than 5% of our outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of executive officers and directors is as of February 22, 2010.
(3)	Applicable percentages are based on 25,709,031 shares of our common stock outstanding as of February 22, 2010.
(4)	Based on the Schedule 13F filed with the SEC on November 16, 2009, Artis Capital Management, LLC beneficially owned 4,724,706 shares of our common stock.
(5)	Based on the Schedule 13D filed with the SEC on November 24, 2009, NXP B.V. beneficially owned 2,500,000 shares of our common stock.
(6)	Based on the Schedule 13F filed with the SEC on November 16, 2009, Crosslink Capital Inc. beneficially owned 1,997,056 shares.

(7)	Includes shares which our executive officers and directors have the right to acquire within 60 days of February 22, 2010 upon exercise of outstanding options and stock-settled stock appreciation rights as follows:

Name	Number of Shares
Branimir Buric	58,833
Michael L. Hackworth	84,000
J. Daniel McCranie	649,000
Cathal Phelan	59,000
Brian Sereda	39,583
Alexander Shubat	374,313
Robert H. Smith	60,000

Total	1,324,729
(8)	Includes 295,000 shares held in trust for Mr. Shubat’s minor children.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither our Board of Directors nor our management intends to bring before the annual meeting any business other than the matters referred to in the Notice of Internet Availability of Proxy Materials and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters in their sole discretion.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the related rules of the SEC require our directors and officers, and any person who beneficially owns more than ten percent of our common shares, to file reports of securities ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of copies of such reports furnished to us, the absence of a Form 3, Form 4 or Form 5 or written representations that no Form 5 was required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and beneficial owners of more than 10% of our common shares during the fiscal year ended September 30, 2009 were satisfied, with the following exemptions:

Form 4 covering one transaction in March 2009, was filed late for J. Daniel McCranie, our Executive Chairman.

Form 4, covering one transaction in November 2008, was filed late for Alexander Shubat, our President and Chief Executive Officer.

Form 4, covering one transaction in September 2009, was filed late for Brian Sereda, our Vice President of Finance and Chief Financial Officer.

Form 4, covering transactions in June 2009 and September 2009, was filed late for Branimir Buric, our Executive Vice President, Marketing and Sales.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review, Approval and Ratification of Related Party Transactions

As set forth in the Audit Committee Charter, unless submitted to another comparable independent body of our Board of Directors, as and to the extent required under applicable federal securities laws and related rules and regulations, and/or NASDAQ listing standards, related party transactions are submitted to the Audit Committee for ongoing review, and the Audit Committee approves or disapproves such related party transactions. The Audit Committee reviews all related party transactions for potential conflict of interest situations and related matters on an ongoing basis, including those that do not require approval by the Audit Committee (or other independent body of our Board of Directors) and public disclosure under the SEC’s rules and the NASDAQ listing standards. The Audit Committee reports all such transactions to our Chief Compliance Officer (generally prior to consummation of such transactions) so that we can review the transactions for conflict of interest and related matters. We do not have a formal written policy governing related party transactions, however the Audit Committee Charter and other internal financial reporting company policies include procedures for the Audit Committee to follow in connection with its review of related party transactions.

Related Party Transactions

Mr. McCranie serves as Chairman of the Board for ON Semiconductor. We received approximately $145,000 in revenue from ON Semiconductor in fiscal year 2009.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Our Bylaws provide that advance notice of a stockholder’s proposal must be delivered to our Corporate Secretary at our principal executive offices not less than 120 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the 150th day prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed pursuant to any applicable law, rule or regulation, including Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and such person’s appropriate biographical information and a statement as to the qualification of the nominee); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (b) the class and number of shares of our stock which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a description of all arrangements or understandings between or among any of (1) the stockholder giving the notice, (2) the beneficial owner on whose behalf the notice is given, (3) each nominee and (4) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice, (d) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of our stock entitled to vote required to elect such nominee or nominees and (e) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons name in the notice. At the request of our Board of Directors, any person nominated by our Board of Directors for election as a director must furnish to our Corporate Secretary that information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. The chairman of any annual meeting will have the power and duty to determine that a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures prescribed our Bylaws, and if he or she determines that such nomination or business was not proposed in compliance with our Bylaws, he or she will declare that the defective proposed nomination or business will be disregarded.

A copy of the full text of the provisions of our Bylaws dealing with stockholder nominations and proposals is available to stockholders on our website at http://www.viragelogic.com or from our Corporate Secretary upon written request.

Under the SEC’s rules, stockholders who wish to submit proposals for inclusion in the proxy statement of our Board of Directors for the 2011 annual meeting of stockholders must submit such proposals so that they are received by us at 47100 Bayside Parkway, Fremont, California 94538, on or before October 4, 2010. Pursuant to the advance notice provision of our Bylaws described above, stockholders who wish to submit proposals for nominations or business to be brought before the 2011 annual meeting of stockholders must submit such proposals to be received by us on or before October 4, 2010.

By Order of the Board of Directors

/s/ Alexander Shubat _____________________________
Alexander Shubat
President and Chief Executive Officer

Fremont, California

March 9, 2010

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO VOTE BY PROXY VIA TELEPHONE, INTERNET, OR MAIL IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY MAIL, YOU SHOULD MARK, SIGN, AND DATE THE PROXY CARD AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

Annex A

Amended and Restated 2002 EQUITY INCENTIVE PLAN

OF

VIRAGE LOGIC CORPORATION

1.	Purpose of this Plan

The purpose of this Amended and Restated 2002 Equity Incentive Plan of Virage Logic Corporation is to enhance the long-term stockholders’ value of Virage Logic Corporation by offering opportunities to eligible individuals to participate in the growth in value of the equity of Virage Logic Corporation. Stock options, stock awards and cash awards may be granted under the plan. Options granted under the plan may be either “Incentive Stock Options,” as defined in Section 422 of the Internal revenue Code of 1986, as amended (the “Code”), or Nonstatutory Options (as such term is defined below).

2.	Definitions and Rules of Interpretation

2.1 Definitions. This Plan uses the following defined terms:

(a) “Administrator” means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b) “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c) “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the grant, issuance or transfer of Awards or Award Shares.

(d) “Award” means an Option, Stock Award or Cash Award, granted in accordance with the terms of the Plan.

(e) “Award Agreement” means the document evidencing the grant of an Award.

(f) “Award Shares” means Shares covered by an outstanding Award or transferred to an Awardee under an Award.

(g) “Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 20, and (iii) a person who holds Award Shares subject to any right of repurchase under Section 19.2.

(h) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a SAR.

(i) “Board” means the board of directors of the Company.

(j) “Cash Award” means the right to receive cash as described in Section 12.

(k) “Change of Control” means any transaction or event that the Board specifies as a Change of Control under Section 14.4.

(l) “Code” means the Internal Revenue Code of 1986.

(m) “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(n) “Company” means Virage Logic Corporation, a Delaware corporation.

(o) “Company Director” means a member of the Board.

(p) “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(q) “Director” means a member of the board of directors of the Company or an Affiliate.

(r) “Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 14.5.

(s) “Effective Date” means the day of the Company’s 2002 Annual Meeting of Stockholders.

(t) “Employee” means a regular employee of the Company or an Affiliate, including an officer, Executive or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 14. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(u) “Exchange Act” means the Securities Exchange Act of 1934.

(v) “Executive” means an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate.

(w) “Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award or the maximum period during which such Award is subject to lapsing restrictions, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.

(x) “Fair Market Value” means the value of Shares as determined under Section 21.2.

(y) “Fundamental Transaction” means any transaction or event described in Section 14.3.

(z) “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(aa) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(bb) “Non-Employee Director” means a Non-Employee Director, as defined in Rule 16b-3, who is also an “outside director” within the meaning of Section 162(m) of the Code.

(cc) “Nonstatutory Option” means any Option other than an Incentive Stock Option.

(dd) “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (x) at the time an Award is granted or (y) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is objectively determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance

Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an individual business unit of the Company.

(ee) “Option” means a right to purchase Shares granted under this Plan, as provided in Section 6.

(ff) “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(gg) “Plan” means this Amended and Restated 2002 Equity Incentive Plan of Virage Logic Corporation, as may be further amended from time to time.

(hh) “Purchase Price” means the price payable under an RSA or RSU for Shares (if any), not including any amount payable in respect of withholding or other taxes.

(ii) “Qualified Domestic Relations Order” means a judgment, order, or decree meeting the requirements of Section 414(p) of the Code.

(jj) “Restriction Period” means the period of time during which RSAs are subject to restrictions, as provided in Section 9.

(kk) “Restricted Stock Award (RSA)” means the right to receive shares subject to vesting conditions, as provided in Section 9.

(ll) “Restricted Stock Unit (RSU)” means the right to receive shares at some future date or subject to some performance condition, as provided in Section 10.

(mm) “Reverse Vesting” means, with respect to an Option, that an Option is fully exercisable but that the Company has a lapsing right to repurchase the underlying Award Shares as specified in Section 19.2(a) in accordance with the vesting schedule that would otherwise have applied to the Option under which the Award Shares were purchased or other vesting schedule described in the Award Agreement. With respect to an RSA, Reverse Vesting means that the Company has a lapsing right to repurchase the Award Shares purchased pursuant to the RSA as specified in Section 19.2(a) in accordance with the vesting schedule described in the Award Agreement.

(nn) “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(oo) “Section 409A” means Section 409A of the Code and any regulations or other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(pp) “Securities Act” means the Securities Act of 1933.

(qq) “Share” means a share of the common stock of the Company, $0.001 par value, or other securities substituted for the common stock under Section 14.

(rr) “Spread” means the excess of the Market Value of the Shares on the date when a SAR is exercised over the SAR’s Base Price.

(ss) “Stock Appreciation Right (SAR)” means the right to the monetary equivalent of the increase in the value of a specified number of Shares equal to the Spread over a specified period of time, as provided in Section 8.

(tt) “Stock Award” means a SAR, RSA or RSU granted to an Awardee pursuant to the terms of this Plan.

(uu) “Stock Settled Appreciation Right (SSAR)” means a SAR that is payable in Shares upon exercise of the SAR.

(vv) “Substitute Award” means an Option or Stock Award granted in substitution for, or upon the conversion of, an equity award or stock appreciation right granted by another entity with respect to such entity’s equity securities.

(ww) “Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. For purposes of the foregoing, an Awardee who serves both as a Director and as an Employee or Consultant shall not experience a Termination if such Awardee ceases to perform services in only one of such capacities. Unless determined otherwise by the Administrator, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2 Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

3.	Shares Subject to this Plan; Term of this Plan

3.1 Number of Award Shares. Subject to adjustment under Section 14, the maximum number of Shares that may be issued or transferred (a) upon the exercise of Options; (b) as RSAs or SSARs released from risk of forfeiture thereof; (c) in payment of RSUs or SARS; or (d) in payment of Cash Awards made under this Plan will not exceed in the aggregate 7,450,000 Shares (6,100,000 of which were approved by shareholders through the 2009 annual meeting of stockholders and 1,350,000 of which will be added upon approval by shareholders in 2010), plus any Shares relating to awards that expire or are forfeited or are cancelled under this Plan. Such Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

3.2 Source of Shares. Award Shares may be authorized but unissued Shares or treasury Shares. If an Award is terminated, expires, or otherwise becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject to the Award shall revert to this Plan and shall again be available for future issuance under this Plan. Shares actually issued under this Plan shall not be available for regrant even if repurchased by the Company.

3.3 Term of this Plan

(a) The 2002 Equity Incentive Plan of Virage Logic Corporation was first was adopted by the Board on December 5, 2001 and it became effective on the date it has been adopted by the Company’s stockholders.

(b) This Plan has no set termination date. However, it may be terminated as provided in Section 17. Moreover, no Incentive Stock Option may be granted after the time described in Section 7(b).

4.	Administration

4.1 General

(a) The Plan will be administered by the Committee. The Committee has delegated to the Chief Executive Officer of the Company the authority to grant Awards to non-executive level employees in accordance with guidelines established by the Committee. The Board may delegate certain of its responsibilities to an employee of the Company (as applicable, the “Administrator”). Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only to non-executive level employees and within guidelines established by the Board or Committee. All actions and determinations by any Administrator are subject to the provisions of this Plan.

(b) The Administrator may engage a brokerage firm, bank, or other financial institution to assist in the delivery of Shares upon exercise of Awards or lapsing of restrictions on Awards, delivery of reports, or other administrative aspects of the Plan. If the Administrator so elects, each Awardee shall be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by an Awardee under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued.

(c) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are Non-Employee Directors.

4.2 Authority of Administrator. Subject to the other provisions of this Plan, the Administrator shall have the authority:

(a) to grant Awards, including Substitute Awards;

(b) to determine the Fair Market Value of Shares;

(c) to determine the Option Price, Base Price and Purchase Price under Awards;

(d) to select the Awardees;

(e) to determine the times Awards are granted;

(f) to determine the number of Shares subject to each Award;

(g) to determine the types of payment that may be used to purchase Award Shares;

(h) to determine the types of payment that may be used to satisfy withholding tax obligations;

(i) to determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised or that restrictions on Awards will lapse, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(j) to modify or amend any Award;

(k) to authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l) to determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m) to interpret this Plan and any Award Agreement or document related to this Plan;

(n) to correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o) to adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p) to adopt, amend, and revoke rules and procedures relating to the operation and administration of this Plan to accommodate non-U.S. Awardees and the requirements of Applicable Law such as: (i) rules and procedures regarding the conversion of local currency, withholding procedures and the handling of stock certificates to comply with local practice and requirements, and (ii) sub-plans and Plan addenda for non-U.S. Awardees;

(q) to determine whether a transaction or event should be treated as a Change of Control, a Divestiture or neither;

(r) to determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change of Control or a Divestiture, then the effect of that Change of Control or Divestiture; and

(s) to make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3 Scope of Discretion. Subject to the last sentence of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion, and such decisions shall be final and binding on all Awardees. In making those decisions the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. However, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

5.	Persons Eligible to Receive Awards

5.1 Individuals. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate; provided, however, that Options and SARs (including Options and SARs granted as Substitute Awards) may be granted only to current or prospective Employees, Directors and Consultants of the Company or any “subsidiary corporation” thereof within the meaning of Section 424 of the Code; provided, further, that Incentive Stock Options may be granted only to current Employees of the Company or any “subsidiary corporation” thereof within the meaning of Section 424 of the Code. The Company intends the Plan to be broad-based employee plan.

5.2 Section 162(m) Limitation.

(a) Options and SARS. So long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (a) no Employee or prospective Employee may be granted one or more Options or SARS, in the aggregate, within any fiscal year of the Company for more than 500,000 Shares, subject to adjustment under Section 14, and (b) notwithstanding the provisions of Section 4.1(a), Options and SARS may be granted to an Executive only by the Committee. If an Option or SAR is cancelled without being exercised, that cancelled Option or SAR shall continue to be counted against the limit on Shares under this Section 5.2 for the fiscal year in which the Option was granted.

(b) Awards Subject to 162(m) of the Code. Any Award (other than Options or SARS) intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions, the Award may be granted only by the Committee, and the material terms of the Award, including the maximum amount payable and the payment formula, must be approved by the stockholders of the Company before such Award is paid.

6.	Terms and Conditions of Options

The following rules apply to all Options:

6.1 Price. No Option may have an Option Price less than the Fair Market Value of the Shares on the Grant Date. No Option intended as “qualified incentive-based compensation” within the meaning of Section 162(m) of the Code may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option.

6.2 Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date.

6.3 Vesting. Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Awardee’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement. If so provided in the Option Agreement, an Option may be exercisable subject to the application of Reverse Vesting to the underlying Award Shares.

6.4 Form of Payment.

(a) The Administrator shall determine the acceptable form and method of payment for exercising an Option. The means of payment for shares issued on exercise of an option are specified in each Award Agreement.

(b) Acceptable forms of payment for all Award Shares underlying Options are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c) In addition, the Administrator may permit payment to be made by any of the following methods:

(i) other Shares, or the designation of other Shares, which (A) in the case of Shares acquired upon exercise of an option (whether or not under this Plan) have been owned by the Awardee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

(ii) provided that a public market exists for the Shares, through a “same day sale” commitment from the Awardee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) under which the Awardee irrevocably elects to exercise the Option and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price, directly to the Company, upon receipt of the underlying Award Shares;

(iii) provided that a public market exists for the Shares, through funds provided to the Awardee under a “margin” commitment from an NASD Dealer under which the Awardee irrevocably elects to exercise the Option and pledge the underlying Award Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price, directly to the Company, upon receipt of the Award Shares;

(iv) one or more full recourse promissory notes bearing interest at a market rate that is at least sufficient to avoid (a) a direct or indirect reduction of the Option Price for purposes of Section 409A or (b) an imputation of interest under Sections 483, 1274 and 7872 of the Code and with such other terms as the Administrator specifies, except that Consultants may not purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares, the portion of the Option Price equal to the par value of the Shares must be paid in cash or other lawful consideration, other than the note, and the Company shall at all times comply with any applicable margin rules of the Federal Reserve; and

(v) any combination of the methods of payment permitted by any paragraph of this Section 6.4.

6.5 Nonassignability of Options. Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Qualified Domestic Relations Order.

6.6 Substitute Options. The Board may cause the Company to grant substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes or at such later date as the Board determines. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, substitute Options shall have the same terms and conditions as the options they replace, except that (subject to Section 14) substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price and such other terms that (a) preclude the substitute Options from qualifying as deferred compensation within the meaning of Section 409A and (b) properly reflect the substitution, as determined by the Board in its sole and absolute discretion.

7.	Incentive Stock Options

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Awardee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a) The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

(b) No Incentive Stock Option may be granted after the date in March 2020 that is ten years from the date this Plan was approved by the Board.

(c) Options intended to be Incentive Stock Options that are granted to any single Awardee under all equity compensation plans of the Company and its Affiliates, including Incentive Stock Options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the Grant Dates of the Options) during any calendar year. For the purpose of this Section 7(c), an Option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the Administrator specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as nonstatutory options. The stock options or portions of stock options to be reclassified as nonstatutory options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated in the Option Agreement relating to that Incentive Stock Option.

(e) Any Incentive Stock Option granted to a Ten Percent Shareholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Shareholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f) The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Shareholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g) Incentive Stock Options may be granted only to Employees.

(h) No rights under an Incentive Stock Option may be transferred by the Awardee, other than by will or the laws of descent and distribution. During the life of the Awardee, an Incentive Stock Option may be exercised only by the Awardee. The Company’s compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Awardee, shall not violate this Section 7(h).

(i) An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within three months following Awardee’s Termination for any reason other than the Awardee’s death or disability (as defined in Section 22(e)(3) of the Code) or change of status of an Awardee from an Employee to a Consultant. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, one year after the Awardee’s Termination. In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, but is not exercised within, three months following Awardee’s Termination provided it is exercised before the Expiration Date.

8.	Stock Appreciation Rights

Subject to the provisions of this Plan, the terms and conditions of SARs will be found in the Award Agreement. The following rules shall apply to all SARs:

8.1 Terms of Grant. Each grant of SARs:

(a) shall represent the Awardee’s right to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise;

(b) shall specify a Base Price for each SAR, which Base Price may not be less than the Fair Market Value of the Shares on the Grant Date;

(c) may specify that the amount payable on exercise of SARs may be paid by the Company in cash, settled in Shares or in any combination thereof and may either grant to the Awardee or retain in the Board the right to elect among those alternatives;

(d) Subject to Section 13.4, may specify that the amount payable on exercise of SARs shall not exceed a maximum specified by the Board at the Grant Date; and

(e) may specify waiting periods before exercise and permissible exercise dates or periods, and may also condition exercise upon the achievement of Objectively Determinable Performance Conditions, provided that any such dates, periods or conditions shall not extend beyond 10 years from the Grant Date.

8.2 Substitute SARs. The Board may cause the Company to grant substitute SARs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes or at such later date as the Board determines. Unless and to the extent specified otherwise by the Board, substitute SARs shall have the same terms and conditions as the awards they replace, except that (subject to Section 14) substitute SARs shall have a Base Price and such other terms that (a) preclude the SARs from qualifying as deferred compensation within the meaning of Section 409A and (b) properly reflect the substitution, as determined by the Board in its sole and absolute discretion.

9.	Restricted Stock Awards

Subject to the provisions of this Plan, the terms and conditions of RSAs will be found in the Award Agreement. The following rules shall apply to all RSAs:

9.1 Terms of Grant. Each grant of RSAs:

(a) shall constitute an immediate transfer of the ownership of Shares to the Awardee in consideration of the performance of services, entitling such Awardee to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to;

(b) shall provide that the RSAs covered by such grant or sale that vest upon the passage of time shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Grant Date or upon the achievement of Objectively Determinable Performance Conditions, provided that no RSAs shall be subject to a substantial risk of forfeiture beyond the tenth anniversary of the Grant Date;

(c) shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant, which restrictions may include Reverse Vesting;

(d) may require that any or all dividends or other distributions paid thereon during the period such RSAs are subject to restrictions be automatically deferred and reinvested in additional RSAs, which may be subject to the same restrictions as the underlying Award; and

(e) may be made without additional consideration or in consideration of a Purchase Price that is less than the Fair Market Value of the Shares at the Grant Date.

9.2 Form of Payment. The Administrator shall determine the acceptable form or method of payment for RSAs that are granted to an Awardee for consideration, which form or method of payment may include (a) cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans, (b) any payment method permitted with respect to the exercise of Options pursuant to Section 6.4 or (c) prior services performed by the Awardee.

9.3 Substitute RSAs. The Board may cause the Company to grant substitute RSAs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, substitute RSAs shall have the same terms and conditions as the awards they replace, except that (subject to Section 14) substitute RSAs shall be awards of Shares rather than equity securities of the granting entity and shall have a Purchase Price and such other terms that (a) preclude the substitute RSAs from qualifying as deferred compensation within the meaning of Section 409A and (b) properly reflect the substitution, as determined by the Board in its sole and absolute discretion.

10.	Restricted Stock Units

Subject to the provisions of this Plan, the terms and conditions of RSUs will be found in the Award Agreement. The following rules shall apply to all RSUs:

10.1 Terms of Grant. Each grant of RSUs:

(a) shall constitute an agreement by the Company to deliver Shares or cash to the Awardee in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Objectively Determinable Performance Conditions) during the Restriction Period as the Board may specify, provided that no Restriction Period may extend beyond the tenth anniversary of the Grant Date;

(b) may be made without additional consideration or in consideration of a Purchase Price that is less than the Fair Market Value of the Shares at the Grant Date; and

(c) shall specify the time and manner of payment of the RSUs that have been earned.

10.2 Restrictions on Transfer. During the Restriction Period, the Awardee shall have no right to transfer any rights under his or her RSUs and shall have no rights of ownership in the RSUs.

10.3 Form of Payment. The Administrator shall determine the acceptable form or method of payment for RSUs that are granted to an Awardee for consideration, which form or method of payment may include (a) cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans, (b) any payment method permitted with respect to the exercise of Options pursuant to Section 6.4 or (c) prior services performed by the Awardee.

10.4 Substitute RSUs. The Board may cause the Company to grant substitute RSUs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, substitute RSUs shall have the same terms and conditions as the awards they replace, except that (subject to Section 14) substitute RSUs shall be awards of Shares rather than equity securities of the granting entity and shall have a Purchase Price and such other terms that (a) comply with Section 409A and (b) properly reflect the substitution, as determined by the Board in its sole and absolute discretion.

11.	No Repricings without Stockholder Approval

11.1 Repricings. Except in connection with a Fundamental Transaction or other event described in Section 14 of this Plan, no Award granted pursuant to this Plan may be repriced, replaced, exchanged, substituted, regranted, or otherwise reissued, through cancellation, exchange, modification, or otherwise, in each case, without prior stockholder approval.

12.	Cash Awards

The Administrator may grant cash awards, which entitle the recipient to a cash payment on satisfaction of goals described in the award. Subject to the provisions of this Plan, the terms and conditions of Cash Awards will be found in the Award Agreement. The following rules apply to all Cash Awards:

12.1 Term. No Cash Award shall be payable after its Expiration Date. No Cash Award may have an Expiration Date that is more than ten years after its Grant Date.

12.2 Vesting. Cash Awards shall be payable: (a) on the Grant Date, (b) in accordance with a schedule related to the Grant Date, the date the Awardee’s directorship, employment or consultancy begins, or a different date specified in the Award Agreement, or (c) or upon the achievement of Objectively Determinable Performance Conditions.

13.	Exercise of Awards/Lapse of Restrictions

13.1 In General. An Award that is subject to exercise rights shall be exercisable in accordance with this Plan, the Award Agreement under which it is granted, and as prescribed by the Administrator.

13.2 Time of Exercise. Options and SARs shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option or SAR, (b) with respect to Options, full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option is being exercised, and (c) payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. Options and SSARs may not be exercised for a fraction of a Share. Cash Awards shall be considered exercised when the Company receives written notice of the exercise from the person entitled to exercise the Cash Award.

13.3 Issuance of Award Shares. The Company shall issue Award Shares in the name of the person properly exercising an Option or SSAR, upon the grant of an RSA, or upon the lapsing of restrictions on an RSU. If the Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse. The Company shall endeavor to issue Award Shares promptly after the applicable Award is granted, exercised or restrictions on such Award lapse, as applicable. Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or the transfer agent for the Shares, no right to vote or receive dividends or other distributions, and no other rights as a stockholder, shall exist with respect to the Award Shares, even though the Awardee has provided the Company with the necessary notices and payments required under Section 13.2 or the applicable restrictions on the underlying Award have lapsed. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 14.

13.4 Limitations on Exercise. The Administrator may specify a minimum number of Shares that may be purchased on any exercise of an Option or SSAR, provided that such minimum will not prevent an Awardee from exercising the Award for the full number of Shares for which it is then exercisable.

13.5 Termination

(a) In General. Except as provided by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 13.5(b), (c), (d) and (e), after an Awardee’s Termination, the Awardee’s Options and SARs shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the period ending three months after the Termination, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Option or SAR within the time specified for exercise, the Award shall automatically terminate.

(b) Leaves of Absence. Unless otherwise provided in the Award Agreement, no Option or SAR may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by the Administrator with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, other than an approved personal or medical leave with employment guaranteed upon return.

(c) Death or Disability. Unless otherwise provided by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to SARs and Options other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Options and SARs held by that Awardee, to the extent exercisable at the date of that Termination, may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, Options and SARs may be exercised as provided in Section 19. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise Options and SARs on behalf of the Awardee. In the case of an Awardee who dies or becomes disabled within three months after Termination not due to Cause, the Awardee’s Options and SARs may be exercised for one year after that Termination.

(d) Divestiture. If an Awardee’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 14.3 or 14.4.

(e) Termination for Cause. If an Awardee’s Termination is due to Cause, all of the Awardee’s Awards shall automatically terminate and outstanding Options and SARs shall cease to be exercisable at the time of Termination and all Options and SARs exercised after the first event constituting Cause may be rescinded by the Administrator. “Cause” means dishonesty, fraud, misconduct, disclosure or misuse of confidential information, conviction of, or a plea of guilty or no contest to, a felony or similar offense, habitual absence from work for reasons other than illness, intentional conduct that could cause significant injury to the Company or an Affiliate, or habitual abuse of alcohol or a controlled substance in a way that interfered with the Awardee’s performance of his or her duties, in each case as determined by the Administrator.

(f) Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (a) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (b) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or the Delaware General Corporation Law relating to the election, appointment, term of office, or removal of a Director.

14.	Certain Transactions and Events

14.1 In General. Except as provided in this Section 14, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 14.

14.2 Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall adjust the following as it concludes are appropriate to prevent dilution or enlargement of rights of Awardees: (a) the number of Shares underlying any Options and Stock Awards granted under this Plan (b) the Option Price and Base Price provided under outstanding Options and SARs, respectively, and in the kind of shares covered thereby, (c) the Purchase Price under any outstanding RSAs or RSUs and (d) the repurchase price of Options and RSAs that remain subject to Reverse Vesting. The specific adjustments shall be determined by the Board in its sole and absolute discretion. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

14.3 Fundamental Transactions. If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued (each a “Fundamental Transaction”), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following, contingent on the closing or completion of the Fundamental Transaction and in a manner that complies with Section 409A: (a) arrange for the substitution of options or other compensatory awards on equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) in exchange for Awards, (b) accelerate the vesting and termination of outstanding Awards, in whole or in part, so that Awards that are subject to exercise can be exercised prior to the closing or completion of the Fundamental Transaction but then terminate, (c) cancel Awards in exchange for cash payments to Awardees, or (d) arrange for any repurchase rights of the Company with respect to Award Shares to apply to the securities issued in substitution for Shares or terminate repurchase rights on Award Shares. The Board need not adopt the same rules for each Award or each Awardee.

14.4 Changes of Control. The Board may also, but need not, specify that other transactions or events constitute a “Change of Control”. The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) the Company or an Affiliate is a party to a merger, consolidation, amalgamation, or other transaction in which the beneficial stockholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction, (b) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (c) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change of Control, notwithstanding any other provision of this Plan, the Board may take any one or more of the actions described in Section 14.3, provided that such action complies with Section 409A. In addition, subject to the applicable requirements set forth in Section 409A, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Award or each Awardee.

14.5 Divestiture. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board, in its sole and absolute discretion, may specify that such transaction or event constitutes a “Divestiture”. In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 14.3 or 14.4 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or each Awardee.

14.6 Dissolution. If the Company adopts a plan of dissolution, the Board may, in its sole and absolute discretion and in a manner consistent with Section 409A, cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution.

To the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the completion of the dissolution. The Board need not adopt the same rules for each Award or each Awardee.

14.7 Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event addressed in this Section 14 would be greater if one or more of those steps were not taken with respect to that Awardee’s Awards or Award Shares, then and to that extent one or more of those steps shall not be taken.

15.	Withholding and Tax Reporting

15.1 Tax Withholding Alternatives

(a) General. Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to issue or deliver Award Shares or release Award Shares from an escrow until the Awardee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b) Method of Payment. The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c). The Administrator may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld (rounded up to the nearest whole Award Share) shall not exceed the number of Award Shares required to satisfy the applicable minimum statutory withholding rates, and shall be determined as of the date that the amount of tax to be withheld or tendered for this purpose is to be determined.

15.2 Reporting of Dispositions. Any holder of Award Shares acquired under an Incentive Stock Option shall promptly notify the Administrator in writing of the sale or other disposition of any of those Award Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

16.	Compliance with Law

16.1 Applicable Law. The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Awards may not be exercised, and Award Shares may not be transferred, unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

16.2 Compliance with Section 409A.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to any Awardees. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of Awardees).

(b) Neither an Awardee nor any of an Awardee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to an Awardee or for an Awardee’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by an Awardee to the Company or any of its Affiliates.

(c) If, at the time of an Awardee’s separation from service (within the meaning of Section 409A), (i) the Awardee shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

(d) Each Participant shall be solely responsible and liable for the satisfaction of any taxes and penalties that may be imposed on such Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

16.3 Certificates. All certificates for Shares or other securities delivered under this Plan will be subject to such stop transfer instructions, legends and other restrictions as the Administrator may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17.	Amendment or Termination of this Plan or Outstanding Awards

17.1 Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.

17.2 Stockholder Approval. The Company shall obtain the approval of the Company’s stockholders for any material amendment to this Plan or if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

17.3 Effect. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. However, no such consent shall be required if the Administrator determines in its sole and absolute discretion that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 14, is in the best interests of the Company or its stockholders. Subject to Section 16.2, the Administrator may, but need not, take the tax consequences to affected Awardees into consideration in acting under the preceding sentence. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination, or Award Shares issued under such Awards, even if those Award Shares are issued after the termination.

18.	Reserved Rights

18.1 Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

18.2 Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligation.

19.	Special Arrangements Regarding Award Shares

19.1 Escrows and Pledges. To enforce any restrictions on Award Shares including restrictions related to Reverse Vesting, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates. Any Awardee who delivers a promissory note as partial or full consideration for the purchase of Award Shares will be required to pledge and deposit, with the Company, some or all of the Award Shares as collateral to secure the payment of the note. However, the Administrator may require or accept other or additional forms of collateral to secure the note and, in any event, the Company will have full recourse against the maker of the note, notwithstanding any pledge or other collateral, unless stated otherwise in the Award Agreement and the note.

19.2 Repurchase Rights.

(a) Reverse Vesting. If an Option or RSA is subject to Reverse Vesting, the Company shall have the right, during the three months after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination, for a price equal to the lower of: (i) the Option Price or Purchase Price for such Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares underlying RSAs for which the record date precedes the repurchase), and (ii) the Fair Market Value of those Award Shares as of the date of the Termination. The repurchase price shall be paid in cash or, if the Award Shares were purchased in whole or in part for a promissory note, cancellation of the indebtedness under that note related to the repurchased portion of the applicable Award, or a combination of those means. The Company may assign this right of repurchase.

(b) Procedure. The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 19.2. However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 19.2 for exercising its repurchase rights in order to exercise such rights.

20.	Beneficiaries

An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights (if any) under the Awardee’s Awards after the Awardee’s death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the Award or receive consideration upon the lapsing of restrictions on such Award or, if there is none, the person entitled to exercise the Award under the Awardee’s will or the laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.

21.	Miscellaneous

21.1 Governing Law. This Plan and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

21.2 Determination of Value. Fair Market Value shall be determined as follows: If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported on the NASDAQ Global Market or a similar source. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If there is no regular public trading market for the Shares, the Fair Market Value shall be the fair market value of the Shares as determined in good faith by the Board.

21.3 Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

21.4 Electronic Communications. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator and Applicable Law.

21.5 Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 21.4, communicated electronically), shall be addressed to the Chief Financial Officer of the Company, and shall only be effective when received by the Chief Financial Officer of the Company.

VIRAGE LOGIC CORPORATION 47100 BAYSIDE PARKWAY FREEMONT, CA 94538 ATTN: Stuart Crumbaugh

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors Nominees		☐	☐	☐

01	J. Daniel McCranie	02 Robert H. Smith

The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain

2 TO RATIFY THE APPOINTMENT OF BURR, PILGER & MAYER LLP AS INDEPENDENT AUDITOR OF VIRAGE LOGIC CORPORATION FOR THIS FISCAL YEAR ENDING SEPTEMBER 30, 2010.							☐	☐	☐

3         TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE VIRAGE LOGIC CORPORATION 2002 EQUITY INCENTIVE PLAN, OR THE 2002 PLAN, TO (i) INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE 2002 PLAN BY 1,350,000 SHARES; (ii) INCORPORATE AMENDMENTS APPROVED BY OUR BOARD OF DIRECTORS SINCE THE LAST AMENDMENT AND RESTATEMENT OF THE 2002 PLAN APPROVED BY THE STOCKHOLDERS IN MARCH 2006; AND (iii) MAKE CONFORMING CHANGES.

							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

0000047900_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

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VIRAGE LOGIC CORPORATION Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders April 21, 2010

The undersigned hereby appoints Dan McCranie and Brian Sereda, or any of them, each with the power of substitution, and to represent the undersigned at the Annual Meeting of Stockholders of Virage Logic Corporation, to be held at 47100 Bayside Parkway, Fremont, California 94538, on April 21, 2010 at 11:00 a.m Pacific Standard Time, and any continuation or adjournment thereof, and to vote the number of shares of the common stock of Virage Logic Corporation held or owned by the undersigned in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked. The shares will be voted as directed on the reverse side.

Continued and to be signed on reverse side

0000047900_2 R2.09.05.010